UNITED STATES

               SECURITIES AND EXCHANGE COMMISSION

                      WASHINGTON, DC  20549

               ----------------------------------

                            FORM 8-K


                         CURRENT REPORT


                 Pursuant to Section 13 or 15(d)
                             of the
                 Securities Exchange Act of 1934


Date of Report (Date earliest event reported): November 12, 1998
                                               -----------------


                    PARKWAY PROPERTIES, INC.
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      (Exact name of Registrant as specified in its charter)



Maryland                    1-11533                   74-2123597
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(State or other     (Commission File Number)       (IRS Employer
jurisdiction of                                    Identification
incorporation)                                     Number)

One Jackson Place Suite 1000
  188 East Capitol Street
      P. O. Box 24647
     Jackson,  Mississippi                                 39225-
4647
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(Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code (601) 948-4091
                                                   ---------------


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  (Former name or former address, if changed since last report)


                            FORM 8-K

                    PARKWAY PROPERTIES, INC.


Item 5.   Other Events.

On October 7, 1998, Parkway Properties, Inc. closed a three-year $150,000,000 unsecured credit facility with a consortium of 14 banks arranged by Chase Securities, Inc. The interest rate on the new line of credit is equal to LIBOR plus 112.5 to 137.5 basis points depending upon overall company leverage, with the current rate set at LIBOR plus 125 basis points, or 6.625%. The new credit facility reflects a 15 basis point interest rate reduction (based on current leverage) and a $50,000,000 increase over the previous lines of credit, which were secured lines of credit. The lead agent for the credit facility is Chase Bank of Texas, which is joined by a syndicate of banks including PNC Bank, serving as documentation agent, Wells Fargo Bank, First
Union National Bank, SouthTrust Bank, AmSouth Bank, First National Bank of Commerce, Compass Bank, First Tennessee Bank, Hibernia National Bank, First American National Bank operating as Deposit Guaranty National Bank, Comerica Bank, Trustmark National Bank, and Bancorp South Bank.

Item 7.        Financial Statements and Exhibits

     (c)  Exhibits

               (99)(a) Credit Agreement among Parkway Properties LP, Chase Bank of Texas, National Association, and PNC Bank, National Association and the Lenders. Parkway agrees to furnish supplementally to the Securities and Exchange
               Commission on request a copy of any omitted schedule or exhibit to this agreement.

               (99)(b) Form of Note by Parkway Properties LP as maker and Chase Bank of Texas, National Association as agent. Parkway agrees to furnish supplementally to the Securities and Exchange
               Commission on request a copy of any omitted schedule or exhibit to this agreement.





                            FORM 8-K

                    PARKWAY PROPERTIES, INC.


                           SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:  November 12, 1998           PARKWAY PROPERTIES, INC.

                                   BY:  /s/Sarah P. Clark
                                        Sarah P. Clark
                                        Senior Vice President,
                                        Chief Financial Officer,
                                        Treasurer and Secretary







                        CREDIT AGREEMENT

                              Dated

                         October 7, 1998

                              among

                      PARKWAY PROPERTIES LP


           CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, as Administrative Agent

                 PNC BANK, NATIONAL ASSOCIATION
                     as Documentation Agent

                               and

                           the Lenders




                        TABLE OF CONTENTS


1.   Definitions                                              1

2.   The Loans                                               14
     2.1  Advances                                           14
     2.2  Payments                                           15
     2.3  Pro Rata Treatment                                 16
     2.4  Non-Receipt of Funds by the Agent                  16
     2.5  Sharing of Payments, Etc.                          17
     2.6  Fees                                               17

3.   Conditions                                              18
     3.1  All Loans                                          18
     3.2  First Loan                                         18
     3.3  Options Available                                  18
     3.4  Designation and Conversion                         19
     3.5  Special Provisions Applicable to Eurodollar Rate
          Borrowings                                         19
     3.6  Funding Offices; Adjustments Automatic             22
     3.7  Funding Sources, Payment Obligations               22
     3.8  Mitigation, Non-Discrimination                     22

4.   Representations and Warranties                          23
     4.1. Organization                                       23
     4.2  Financial Statements                               23
     4.3  Enforceable Obligations; Authorization             24
     4.4  Other Debt                                         24
     4.5  Litigation                                         24
     4.6  Taxes                                              24
     4.7  Regulation U                                       24
     4.8  Subsidiaries                                       24
     4.9  Securities Act of 1933                             24
     4.10 No Contractual or Corporate Restrictions           25
     4.11 Investment Company Act Not Applicable              25
     4.12 Public Utility Holding Company Act Not Applicable  25
     4.13 ERISA Not Applicable                               25

5.   Affirmative Covenants                                   25
     5.1  Taxes, Existence, Regulations, Property, etc.      26
     5.2  Financial Statements and Information               26
     5.3  Financial Tests                                    26
     5.4  Inspection                                         27
     5.5  Further Assurances                                 27
     5.7  Insurance                                          27
     5.8  Notice of Certain Matters                          27
     5.9  Use of Proceeds                                    27
     5.10 Expenses of and Claims Against the Agent and the
          Lenders                                            27
     5.11 Legal Compliance; Indemnification                  28
     5.12 Obligors' Performance                              28
     5.13 Professional Services                              29
     5.14 Capital Adequacy                                   29
     5.15 Property Pool                                      30

6.   Negative Covenants                                      31
     6.1  Indebtedness                                       31
     6.2  Mergers, Consolidations and Acquisitions of Assets 31
     6.3  Redemption                                         31
     6.4  Nature of Business; Management                     31
     6.5  Transactions with Related Parties                  31
     6.6  Loans and Investments                              31
     6.7  Limiting Agreements                                32
     6.8  Restricted Payments                                33

7.   Events of Default and Remedies                          33
     7.1. Events of Default                                  33
     7.2  Remedies Cumulative                                35

8.   The Agent                                               35
     8.1  Appointment, Powers and Immunities                 35
     8.2  Reliance                                           36
     8.3  Defaults                                           37
     8.4  Rights as a Lender                                 37
     8.5  Indemnification                                    37
     8.6  Non-Reliance on Agent and Other Lenders            38
     8.7  Failure to Act                                     38
     8.8  Resignation of Agent                               39
     8.9  No Partnership                                     39

9.   Miscellaneous                                           39
     9.1  No Waiver, Amendments                              39
     9.2  Notices                                            40
     9.3  Venue                                              40
     9.4  Choice of Law                                      41
     9.5  Survival; Parties Bound; Successors and Assigns    41
     9.6  Counterparts                                       42
     9.7  Usury Not Intended; Refund of Any Excess Payments  42
     9.8  Captions                                           42
     9.9  Severability                                       42
     9.10 Disclosures                                        43
     9.11 Entire Agreement                                   43




EXHIBITS
Schedule I - Rating Tables
Schedule II - Approved Markets
A - Officer's Certificate
B - Request for Loan
C - Note
D - Legal Opinion



                        CREDIT AGREEMENT


     THIS CREDIT AGREEMENT (the "Agreement") is made and entered into as of October 7, 1998, by and among PARKWAY PROPERTIES LP, a Delaware limited partnership (the "Borrower"), the financial institutions (including Chase, the "Lenders") which are now or may hereafter become signatories hereto, CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, a national banking association ("Chase"), as Administrative Agent for Lenders (in such capacity, "Agent"), and PNC BANK, NATIONAL ASSOCIATION, as Documentation Agent for Lenders.

1.   Definition

     Unless a particular word or phrase is otherwise defined or the context otherwise requires, capitalized words and phrases used in Credit Documents have the meanings provided below.

     Adjusted Eurodollar Interbank Rate shall mean, with respect to each Interest Period applicable to a Eurodollar Rate Borrowing, a rate per annum equal to the quotient, expressed as a percentage, of (a) the Eurodollar Interbank Rate with respect to such Interest Period divided by (b) 1.0000 minus the Eurodollar Reserve Requirement in effect on each day during such Interest Period.

     Affiliate shall mean any Person controlling, controlled by or under common control with any other Person. For purposes of this definition, "control" (including "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the own ership of voting securities or otherwise.

     Annual Audited Financial Statements shall mean the annual financial statements of a Person, including all notes thereto, which statements shall include a balance sheet as of the end of such fiscal year and an income statement and a statement of cash flows, all setting forth in comparative form the corresponding figures from the previous fiscal year, all prepared in conformity with Generally Accepted Accounting Principles and accompanied by a report and opinion of independent certified public accountants satisfactory to the Agent, which shall state that such financial statements, in the opinion of such accountants, present fairly the financial position of such Person as of the date thereof and the results of its operations for the period covered thereby in conformity with Generally Accepted Accounting Principles. Such statements shall be accompanied by a certificate of such accountants that in making the appropriate audit and/or investigation in connection with such report and opinion, such accountants did not become aware of any Default or, if in the opinion of such accountant any such Default exists, a description of the nature and status thereof. The Annual Audited Financial Statements shall be prepared on a consolidated basis in accordance with Generally Accepted Accounting Principles.

     Applicable Margin shall mean (a) whenever and for so long as the Borrower has not received an S&P Rating and a Moody's Rating, the percentage which will be in effect whenever and for so long as the corresponding Total Liabilities to Total Asset Value Ratio reflected in Table 1 on Schedule I attached hereto and hereby made a part hereof, is in effect; and (b) whenever and for so long as the Borrower has received an S&P Rating and a Moody's Rating, the percentage which will be in effect whenever and for so long as the Borrower has received the corresponding S&P Rating or Moody's Rating, whichever is lower, reflected in Table 2 on
Schedule I attached hereto.

     Approved Market shall mean each of the cities described on
Schedule II attached hereto and hereby made a part hereof.

     Base Rate shall mean for any day a rate per annum equal to the Applicable Margin on that day plus the greater on a daily basis of (a) the Prime Rate for that day, or (b) the Federal Funds Effective Rate for that day plus one-half of one percent (1/2%).

     Base Rate Borrowing shall mean that portion of the principal balance of the Loans at any time bearing interest at the Base
Rate.     Business Day shall mean a day other than (a) a day when
the main office of the Agent is not open for business, or (b) a day that is a federal banking holiday in the United States of America.

     Calculation Date shall mean the beginning of the first full calendar quarter after a Property has been acquired by the Borrower.

     Capital Expenditures shall mean, as to any Person, for any period, the aggregate of all expenditures (whether payable in cash or other Property or accrued as a liability (but without duplication)) during such period that, in conformity with Generally Accepted Accounting Principles, are required to be included in or reflected by the Borrower's or any of its Subsidiaries' fixed asset accounts as reflected in any of their respective balance sheets; provided, however, Capital Expenditures shall include the sum of all expenditures by the Borrower for tenant improvements, leasing commissions, property level capital expenditures (e.g., roof replacement, parking lot repairs, etc., but not capital expenditures in connection with expansions) but shall exclude upgrade capital expenditures budgeted at the time of, and made within the first twelve (12) months after, the acquisition of a Property. Capital Expenditures shall be calculated on a consolidated basis in accordance with Generally Accepted Accounting Principles and shall include (without duplication) the Equity Percentage of Capital Expenditures for the Borrower's Unconsolidated Affiliates.

     Ceiling Rate shall mean, on any day, the maximum nonusurious rate of interest permitted for that day by whichever of applicable federal or Texas laws permits the higher interest rate, stated as a rate per annum. On each day, if any, that Texas law establishes the Ceiling Rate, the Ceiling Rate shall be the "weekly ceiling" (as defined in Chapter 303 of the Texas Finance Code (the "Texas Finance Code") and Chapter 1D of Title 79, Tex.Rev.Civ. Stats. 1925 ("Chapter 1D"), as amended, respectively) for that day. The Agent may from time to time, as to current and future balances, implement any other ceiling under the Texas Finance Code or Chapter 1D by notice to the Borrower, if and to the extent permitted by the Texas Finance Code or Chapter 1D. Without notice to the Borrower or any other person or entity, the Ceiling Rate shall automatically fluctuate upward and downward as and in the amount by which such maximum nonusurious rate of interest permitted by applicable law fluctu ates.

     Change of Control means a change resulting when (a) any Person or Persons acting together which would constitute a Group together with any Affiliates thereof shall at any time either (i) Beneficially Own more than 50% of the aggregate voting power of all classes of Voting Stock of Parkway Properties, Inc. or (ii) succeed in having sufficient of its or their nominees elected to the Board of Directors of Parkway Properties, Inc. such that such nominees, when added to any existing directors remaining on the Board of Directors of Parkway Properties, Inc. after such election who is an Affiliate of such Person or Group, shall constitute a majority of the Board of Directors of Parkway Properties, Inc.; or (b) Parkway Properties, Inc. ceases to own, directly, at least fifty-one percent (51%) of the evidence of ownership of the Borrower. As used herein (1) "Beneficially Own" means "beneficially own" as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended, or any successor provision thereto; provided, however, that, for purposes of this definition, a Person shall not be deemed to Beneficially Own securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates until such tendered securities are accepted for purchase or exchange; (2) "Group" means a "group" for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended; and
(3)"Voting Stock" of any Person shall mean capital stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

     Code shall mean the Internal Revenue Code of 1986, as amended, as now or hereafter in effect, together with all regula tions, rulings and interpretations thereof or thereunder by the Internal Revenue Service.

     Commitment shall mean the commitment of the Lenders to lend funds under Section 2.1 of this Agreement.

     Credit Documents shall mean this Agreement, the Notes, the Guaranties, all instruments, certificates and agreements now or hereafter executed or delivered to the Agent or the Lenders pursuant to any of the foregoing, and all amendments, modifications, renewals, extensions, increases and rearrangements of, and substitutions for, any of the foregoing.

     EBITDA shall mean an amount derived from (a) net earnings, plus (b) depreciation, amortization, interest expense and income taxes, plus or minus (c) any losses or gains resulting from sales, write-downs, write-ups, write-offs or other valuation adjustments of assets or liabilities, in each case, as determined on a consolidated basis in accordance with Generally Accepted Accounting Principles, and including (without duplication) the Equity Percentage of EBITDA for the Borrower's Unconsolidated Affiliates.

     Eligible Ground Lease shall mean a lease either expressly approved by Agent in writing or a lease meeting at least the following requirements: (a) a remaining term (including renewal options exercisable at lessee's sole option) of at least forty
(40) years, (b) the leasehold interest is transferable and assignable without the landlord's prior consent, (c) the ground lease is financeable in that, among other things, it provides or allows for, without further consent from the landlord, (i) notice and right to cure to lessee's lender, (ii) a pledge and mortgage of the leasehold interest, (iii) recognition of a foreclosure of the leasehold interest including entering into a new lease with the lender, and (iv) no right of landlord to terminate without consent of lessee's lender.

     Eligible Institution shall mean a commercial bank or a finance company, insurance company or other financial institution which is regularly engaged in making, purchasing or investing in loans and which has base capital of at least $500,000,000.00, but shall not include any Person which is an Affiliate of any Obligor.

     Equity Percentage shall mean the aggregate ownership percentage of Borrower in each Unconsolidated Affiliate.

     Eurodollar Business Day shall mean a Business Day on which transactions in United States dollar deposits between banks may be carried on in the London interbank dollar market.

     Eurodollar Interbank Rate shall mean, for each Interest Period, the rate of interest per annum, rounded, if necessary, to the next highest whole multiple of one-sixteenth percent (1/16%), quoted by Agent at or before 11:00 a.m., London time (or as soon thereafter as practicable), on the date two (2) Eurodollar Business Days before the first day of such Interest Period, to be the arithmetic average of the prevailing rates per annum at the time of determination and in accordance with the then existing practice in the London interbank dollar market, for the offering to Agent by one or more prime banks selected by Agent in its sole discretion, in the London interbank dollar market, of deposits in United States dollars for delivery on the first day of such Interest Period and having a maturity equal to the length of such Interest Period and in an amount equal (or as nearly equal as may be) to the Eurodollar Rate Borrowing to which such Interest Period relates. Each determination by Agent of the Eurodollar Interbank Rate shall be prima facie evidence thereof.

     Eurodollar Rate shall mean for any day a rate per annum equal to the sum of the Applicable Margin for that day plus the Adjusted Eurodollar Interbank Rate in effect on the first day of the Interest Period for the applicable Eurodollar Rate Borrowing. Each Eurodollar Rate is subject to adjustments for reserves, insurance assessments and other matters as provided for in
Section 3.5 hereof.

     Eurodollar Rate Borrowing shall mean that portion of the principal balance of the Loans at any time bearing interest at a Eurodollar Rate.

     Eurodollar Reserve Requirement shall mean, on any day, that percentage (expressed as a decimal fraction and rounded, if necessary, to the next highest one ten thousandth) which is in effect on such day for determining all reserve requirements (including, without limitation, basic, supplemental, marginal and emergency reserves) applicable to "Eurocurrency liabilities," as currently defined in Regulation D, all as specified by any Governmental Authority, including but not limited to those imposed under Regulation D. Each determination of the Eurodollar Reserve Requirement by Agent shall be prima facie evidence thereof.

     Event of Default shall mean any of the events specified as an event of default in Section 7 of this Agreement, and Default shall mean any of such events, whether or not any requirement for notice, grace or cure has been satisfied.

     Federal Funds Effective Rate shall to the extent necessary be determined by the Agent separately for each day and shall for each such day be a rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for each such day (or if any such day is not a Business Day, for the next immediately preceding Business Day) by the Federal Reserve Bank of New York, or if the weighted average of such rates is not so published for any such day which is a Business Day, the average of the quotations for any such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent.

     Fixed Charge Coverage Ratio shall mean the ratio of (a) the Borrower's EBITDA for the immediately preceding four (4) calendar quarters less an amount equal to the greater of actual Capital Expenditures for such period, or the Square Footage Unit Capital Expenditures for such period, to (b) all of the principal payable and principal paid on the Borrower's Indebtedness plus all of the Borrower's Interest Expense, in each case for the period used to calculate EBITDA.

     Funds Available for Distribution shall mean Funds From
Operations, less adjustments for straight line rents and Capital
Expenditures.

     Funds From Operations shall mean net income of the Borrower determined in accordance with Generally Accepted Accounting Principles, plus depreciation and amortization; provided, that there shall not be included in such calculation any gain or loss from debt restructuring and sales of Property. Funds From Operations will be calculated, on an annualized basis, on the four (4) calendar quarters immediately preceding the date of the calculation. Funds From Operations shall be calculated on a consolidated basis in accordance with Generally Accepted Accounting Principles, and including (without duplication) the Equity Percentage of Funds From Operations for the Borrower's Unconsolidated Affiliates.
     Funding Loss shall mean, with respect to (a) Borrower's payment or prepayment of principal of a Eurodollar Rate Borrowing on a day other than the last day of the applicable Interest Period; (b) Borrower's failure to borrow a Eurodollar Rate Borrowing on the date specified by Borrower; (c) Borrower's failure to make any prepayment of the Loans (other than Base Rate Borrowings) on the date specified by Borrower, or (d) any cessation of a Eurodollar Rate to apply to the Loans or any part thereof pursuant to Section 3.5, in each case whether voluntary or involuntary, any direct loss, expense, penalty, premium or liability incurred by any Lender (including but not limited to any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by a Lender to fund or maintain a Loan).

     Generally Accepted Accounting Principles shall mean, as to a particular Person, such accounting practice as, in the opinion of the independent accountants of recognized national standing regu larly retained by such Person and acceptable to the Agent, conforms at the time to generally accepted accounting principles, consistently applied. Generally Accepted Accounting Principles means those principles and practices (a) which are recognized as such by the Financial Accounting Standards Board, (b) which are applied for all periods after the date hereof in a manner con sistent with the manner in which such principles and practices were applied to the most recent audited financial statements of the relevant Person furnished to the Lenders or where a change therein has been concurred in by such Person's independent auditors, and (c) which are consistently applied for all periods after the date hereof so as to reflect properly the financial condition, and results of operations and changes in financial position, of such Person.

     Governmental Authority shall mean any foreign governmental authority, the United States of America, any State of the United States and any political subdivision of any of the foregoing, and any agency, department, commission, board, bureau, court or other tribunal having jurisdiction over the Agent, any Lender or any Obligor or their respective Property.

     Guarantors (whether one or more) shall mean Parkway
Properties, Inc., Parkway Properties General Partners, Inc.,
Parkway Lamar LLC, Parkway Jackson LLC, and 111 Capitol Building
Limited Partnership.

     Guaranties (whether one or more) shall mean the Guaranties executed by the Guarantors and delivered to the Agent in accordance with this Agreement.

     Historical Value shall mean the purchase price of Property (including improvements) and ordinary related purchase transaction costs, plus the cost of subsequent capital improvements made by the Borrower, less any provision for losses, all determined in accordance with Generally Accepted Accounting Principles. If the Property is purchased as a part of a group of properties, the Historical Value shall be calculated based upon a reasonable allocation of the aggregate purchase price by the Borrower for all purposes, and consistent with Generally Accepted Accounting Principles.

     Indebtedness shall mean and include, without duplication
(1) all obligations for borrowed money, letter of credit reimbursement obligations, preferred stock redeemable at the option of the stockholder, (2) all obligations evidenced by bonds, debentures, notes or other similar agreements, (3) all obligations to pay the deferred purchase price of Property or services, except trade accounts payable arising in the ordinary course of business (unless included in (6) below), (4) all guar anties, endorsements, and other contingent obligations in respect of, or any obligations to purchase or otherwise acquire, Total Liabilities of others (but not including contracts to purchase real property and assume related liabilities which are not yet consummated if the buyer has the ability to terminate the contract at its option), (5) all Total Liabilities secured by any Lien existing on any interest of the Person with respect to which Indebtedness is being determined in Property owned subject to such Lien whether or not the Total Liabilities secured thereby shall have been assumed, (6) accounts payable, dividends of any kind or character or other proceeds payable with respect to any stock and accrued expenses, and (7) payments received in consideration for sale of ownership interests in a Person when the amount of ownership interest so sold is determined, and the date of delivery, is more than one (1) month after receipt of such payment. Indebtedness shall be calculated on a consolidated basis in accordance with Generally Accepted Accounting Principles, and including (without duplication) the Equity Percentage of Indebtedness for the Borrower's Unconsolidated Affiliates.

     Interest Coverage Ratio shall mean the ratio of (a) the Borrower's EBITDA for the immediately preceding four (4) calendar quarters to all of the Borrower's Interest Expense for the period used to calculate EBITDA.

     Interest Expense shall mean all of a Person's paid, accrued or capitalized interest expense on such Person's Indebtedness (whether direct, indirect or contingent, and including, without limitation, interest on all convertible debt), and including (without duplication) the Equity Percentage of Interest Expense for the Borrower's Unconsolidated Affiliates.

     Interest Options shall mean the Base Rate and the Eurodollar
Rate, and "Interest Option" means either of them.

     Interest Payment Dates shall mean (a) the first (1st) day of each calendar month and the Maturity Date, for Base Rate Borrowings and (b) the last day of each Interest Period and, if the Interest Period is longer than three (3) months, at the end of each three (3) months, and the Maturity Date, for Eurodollar Rate Borrowings.

     Interest Period shall mean, for each Eurodollar Rate Borrowing, a period commencing on the date such Eurodollar Rate Borrowing was made and ending on the numerically corresponding day which is, subject to availability, one (1), two (2), three
(3) or six (6) months thereafter; provided, (v) any Interest Period which would otherwise end on a day which is not a Eurodollar Business Day shall be extended to the next succeeding Eurodollar Business Day, unless such Eurodollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Eurodollar Business Day;
(w) any Interest Period which begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of the appropriate calendar month; (x) no Interest Period shall ever extend beyond the Maturity Date; and
(y) Interest Periods shall be selected by Borrower in such a manner that the Interest Period with respect to any portion of the Loans which shall become due shall not extend beyond such due date.

     Legal Requirement shall mean any law, statute, ordinance, decree, requirement, order, judgment, rule, regulation (or inter pretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority.

     Lender Commitment means, for any Lender, the amount set forth opposite such Lender's name on its signature page of this Agreement, or as may hereafter become a signatory hereto.

     Lien shall mean any mortgage, pledge, charge, encumbrance, security interest, collateral assignment or other lien or restriction of any kind, whether based on common law, constitutional provision, statute or contract, and shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions.

     Limiting Agreements shall mean any agreement, instrument or transaction, including, without limitation, an Obligor's
Organizational Documents, which has or may have the effect of prohibiting or limiting any Obligor's ability to pledge assets in the Pool to Agent as security for the Loans.

     Loans shall mean the Loans described in Sections 2.1 and 2.2 hereof. Loan shall mean any such Loan.

     Majority Lenders shall mean the Lenders with an aggregate amount of at least sixty-six and 67/100 percent (66.67%) of the amount of the Commitment then outstanding.

     Material Adverse Change shall mean a change which could reasonably be expected to have a Material Adverse Effect.

     Material Adverse Effect means a material adverse effect on
(a) the financial condition, or results of operations of Borrower and its Subsidiaries taken as a whole, (b) the ability of an Obligor to perform its material obligations under the Credit Documents to which it is a party taken as a whole, (c) the validity or enforceability of such Credit Documents taken as a whole, or (d) the material rights and remedies of Lenders and Agent under the Credit Documents taken as a whole.

     Maturity Date shall mean three (3) years after the date of this Agreement, as the same may hereafter be accelerated pursuant to the provisions of any of the Credit Documents.

     Moody's Rating shall mean the senior unsecured debt rating from time to time received by the Borrower from Moody's Investors
Service, Inc.

     Net Operating Income shall mean, for any income producing operating Property, the difference between (a) any cash rentals, proceeds and other income received from such Property (but excluding security or other deposits, late fees, early lease termination or other penalties, or other income of a non-recurring nature) during the determination period, less (b) an amount equal to all costs and expenses (excluding interest expense and any expenditures that are capitalized in accordance with Generally Accepted Accounting Principles) incurred as a result of, or in connection with, or properly allocated to, the operation or leasing of such Property during the determination period; provided, however, that the amount for the expenses for the management of a Property included in clause (b) above shall be the greater of the management fee, the expenses that would be covered by a management fee, or three percent (3%) of the amount provided in clause (a) above. Net Operating Income shall be calculated on a consolidated basis in accordance with Generally Accepted Accounting Principles, and including (without duplication) the Equity Percentage of Net Operating Income for the Borrower's Unconsolidated Affiliates.

     Net Worth shall mean Tangible Net Worth, plus intangibles deducted in determining Tangible Net Worth. Net Worth shall be calculated on a consolidated basis in accordance with Generally
Accepted Accounting Principles.

     Non-recourse Debt shall mean any Indebtedness the payment of which the Borrower or any of its Subsidiaries is not obligated to make other than to the extent of any security therefor.

     Notes shall mean the promissory notes of the Borrower described in Section 2.1 hereof, any and all renewals, exten sions, modifications, rearrangements and replacements thereof and any and all substitutions therefor, and Note shall mean any one of them.

     Obligations shall mean, as at any date of determination thereof, the sum of (a) the aggregate amount of Loans outstanding hereunder plus (b) all other liabilities, obligations and Indebtedness of any Parties under any Credit Document.

     Obligors means any Person now or hereafter primarily or secondarily obligated to pay all or any part of the Obligations, including Borrower and Guarantors.

     Occupancy Level shall mean the occupancy level of a Property that is leased to bona fide tenants not Affiliates of any Obligor or the subject property manager (or any of their respective
Affiliates) paying rent under written leases, based on the occupancy level at the time of determination.

     Officer's Certificate shall mean a certificate in the form attached hereto as Exhibit A.

     Organizational Documents shall mean, with respect to a corporation, the certificate of incorporation, articles of incorporation and bylaws of such corporation; with respect to a partnership, the partnership agreement establishing such partnership; with respect to a joint venture, the joint venture agreement establishing such joint venture, and with respect to a trust, the instrument establishing such trust; in each case including any and all modifications thereof as of the date of the Credit Document referring to such Organizational Document and any and all future modifications thereof which are consented to by the Lenders.

     Opinion Letters shall mean the opinion letters of independent counsel for the Obligors, each in Proper Form.

     Parties shall mean all Persons other than the Agent, or any Lender executing any Credit Document.

     Past Due Rate shall mean, on any day, a rate per annum equal to the Ceiling Rate for that day, or only if applicable law imposes no maximum nonusurious rate of interest for that day, then the Past Due Rate for that day shall be a rate per annum equal to the Base Rate plus an additional five percent (5%) per annum, but in any event not to exceed the Ceiling Rate.

     Percentage shall mean the amount, expressed as a percentage, of each Lender Commitment as compared to the Commitment, set forth opposite the Lender's name on its signature page of this Agreement, or as may hereafter become signatory hereto.

     Permitted Encumbrances shall mean (a) encumbrances consisting of zoning restrictions, easements, or other restrictions on the use of real property, provided that such items do not materially impair the use of such property for the purposes intended and none of which is violated in any material respect by existing or proposed structures or land use; (b) the following: (i) Liens for taxes not yet due and payable, or being diligently contested in good faith; or (ii) materialmen's, mechanic's, warehousemen's and other like Liens arising in the ordinary course of business, securing payment of Total Liabilities whose payment is not yet due, or that are being contested in good faith by appropriate proceedings diligently conducted, and for or against which the Property owner has established adequate reserves in accordance with Generally Accepted Accounting Principles; (c) Liens for taxes, assessments and governmental charges or assessments that are being contested in good faith by appropriate proceedings diligently conducted, and for or against which the Property owner has established adequate reserves in accordance with Generally Accepted Accounting Principles; (d) Liens on real property which are insured around or against by title insurance; (e) Liens securing assessments or charges payable to a property owner association or similar entity which assessments are not yet due and payable or are being diligently contested in good faith; and (f) Liens securing this Agreement and Indebtedness hereunder, if any.

     Person shall mean any individual, corporation, trust, unin corporated organization, Governmental Authority or any other form of entity.

     Prime Rate shall mean, as of a particular date, the prime rate of interest per annum most recently determined by the Agent, automatically fluctuating upward or downward with and at the time specified in each such determination without notice to Borrower or any other Person; each change in the Prime Rate shall be effective on the date such change is determined; which Prime Rate may not necessarily represent the Agent's lowest or best rate actually charged to a customer.

     Proper Form shall mean in form and substance reasonably satisfactory to the Agent and the Majority Lenders.

     Property shall mean any interest in any kind of property or asset, whether real, leasehold, personal or mixed, tangible or intangible.

     Quarterly Unaudited Financial Statements shall mean the quarterly financial statements of a Person, including all notes thereto, which statements shall include a balance sheet as of the end of such quarter and an income statement for such fiscal quarter, and for the fiscal year to date, a statement of cash flows for such quarter and for the fiscal year to date, subject to normal year-end adjustments, all setting forth in comparative form the corresponding figures for the corresponding fiscal period of the preceding year (or, in the case of the balance sheet, the end of the preceding fiscal year), prepared in accordance with Generally Accepted Accounting Principles except that the Quarterly Unaudited Financial Statements may contain condensed footnotes as permitted by regulations of the United States Securities and Exchange Commission, and containing a detailed listing of the Borrower's Property and the Historical Value thereof, and certified as true and correct by a managing director, senior vice president, or vice president of Borrower. The Quarterly Unaudited Financial Statements shall be prepared on a consolidated basis in accordance with Generally Accepted Accounting Principles.

     Rate Designation Date shall mean 12:00 noon, Houston, Texas time, on the date three (3) Eurodollar Business Days preceding the first day of any proposed Interest Period.

     Regulation D shall mean Regulation D of the Board of Governors of the Federal Reserve System from time to time in effect and shall include any successor or other regulation relating to reserve requirements applicable to member lenders of the Federal Reserve System.

     Request for Loan shall mean a written request substantially in the form of Exhibit B.
     S&P Rating shall mean the senior unsecured debt rating from time to time received by the Borrower from Standard & Poor's
Rating Services.

     Secured Debt shall mean the Indebtedness of the Borrower secured by a Lien, and any Indebtedness of any of the Borrower's
Subsidiaries owed to a Person not an Affiliate of the Borrower or such Subsidiary.

     Secured Debt to Total Asset Value Ratio shall mean the ratio
(expressed as a percentage) of Secured Debt to Total Asset Value.

     Square Footage Capital Expenditure shall mean, on an annual basis, an amount equal to (a) for use in the Fixed Charged Coverage Ratio, the product of (i) the daily average aggregate number of gross square feet contained in each completed, operating Property owned by Borrower or any Subsidiary during the immediately preceding four (4) calendar quarters, multiplied by
(ii) $1.00; and (b) for use in defining Value, the product of (i) the aggregate number of gross square feet contained in each completed, operating Property owned by Borrower or any Subsidiary as of the last day of the immediately preceding calendar quarter, multiplied by (ii) $1.00 .

     Stated Rate shall, on any day, mean whichever of the Base Rate or the Eurodollar Rate has been designated and provided pursuant to this Agreement; provided that, if on any day such rate shall exceed the Ceiling Rate for that day, the Stated Rate shall be fixed at the Ceiling Rate on that day and on each day thereafter until the total amount of interest accrued at the Stated Rate on the unpaid principal balance of the Notes equals the total amount of interest which would have accrued if there had been no Ceiling Rate. If the Notes mature (or are prepaid) before such equality is achieved, then, in addition to the unpaid principal and accrued interest then owing pursuant to the other provisions of the Credit Documents, Borrower promises to pay on demand to the order of the holders of the Notes interest in an amount equal to the excess (if any) of (a) the lesser of (i) the total interest which would have accrued on the Notes if the Stated Rate had been defined as equal to the Ceiling Rate from time to time in effect and (ii) the total interest which would have accrued on the Notes if the Stated Rate were not so prohibited from exceeding the Ceiling Rate, over (b) the total interest actually accrued on the Notes to such maturity (or prepayment) date.

     Subsidiary shall mean, as to a particular parent entity, any entity of which more than fifty percent (50%) of the indicia of voting equity or ownership rights (whether outstanding capital stock or otherwise) is at the time directly or indirectly owned by, such parent entity, or by one or more of its other Subsidiaries.

     Tangible Net Worth shall mean total assets based on book value, and including the book value of equity investments in each Unconsolidated Affiliate multiplied by the Equity Percentage for that Unconsolidated Affiliate), less (1) all intangibles and
(2) all liabilities (including contingent and indirect liabilities), all determined in accordance with Generally Accepted Accounting Principles. The term "intangibles" shall include, without limitation, (i) deferred charges, (ii) the amount of any write-up in the book value of any assets contained in any balance sheet resulting from revaluation thereof or any write-up in excess of the cost of such assets acquired, and
(iii) the aggregate of all amounts appearing on the assets side of any such balance sheet for franchises, licenses, permits, patents, patent applications, copyrights, trademarks, trade names, goodwill, treasury stock, experimental or organizational expenses and other like intangibles. The term "liabilities" shall include, without limitation, (i) Total Liabilities secured by Liens on Property of the Person with respect to which Tangible Net Worth is being computed whether or not such Person is liable for the payment thereof, (ii) deferred liabilities, and
(iii) obligations under leases which have been capitalized. Tangible Net Worth shall be calculated on a consolidated basis in accordance with Generally Accepted Accounting Principles.

     Taxes shall mean any tax, levy, impost, duty, charge or fee.

     Total Asset Value shall mean the sum of (without duplication) (a) the aggregate Value of all of Borrower's operating real estate assets, plus (b) the amount of any cash and cash equivalents, excluding tenant security and other restricted deposits of the Borrower, plus (c) investments in Unconsolidated Affiliates that are engaged primarily in the business of investment in and operation of office and industrial office buildings, valued at an amount equal to the Value of each Unconsolidated Affiliate's operating real estate assets multiplied by the Equity Percentage for that Unconsolidated Affiliate (subject to the maximum investment limitation contained in Section 6.6(f)), plus (d) investments in readily marketable securities of another Person, not an Affiliate of any Obligor, traded on a national trading exchange, that is a real estate investment trust under Section 856(c)(1) of the Code, or that is a real estate operating company (subject to the maximum investment limitation contained in Section 6.6(i)), plus (e) investments in real estate assets that are being constructed or developed to be office or industrial buildings, but are not yet in operation (subject to the maximum investment and cost limitation contained in Section 6.6(k)). Total Asset Value shall be calculated on a consolidated basis in accordance with Generally Accepted Accounting Principles.

     Total Liabilities shall mean and include, without duplication, the sum of (a) Indebtedness and (b) all other items which in accordance with Generally Accepted Accounting Principles would be included on the liability side of a balance sheet on the date as of which Total Liabilities is to be determined (excluding capital stock, surplus, surplus reserves and deferred credits), and including (without duplication) the Equity Percentage of Total Liabilities of the Borrower's Unconsolidated Affiliates.

     Total Liabilities to Total Asset Value Ratio shall mean the ratio (expressed as a percentage) of Total Liabilities to Total
Asset Value, with Total Asset Value based on the immediately preceding calendar quarter.

     Unconsolidated Affiliate shall mean, in respect of any Person, any other Person (other than a Person whose stock is traded on a national trading exchange) in whom such Person holds a voting equity or ownership interest and whose financial results would not be consolidated under Generally Accepted Accounting Principles with the financial results of such Person on the consolidated financial statements of such Person.

     Unencumbered Interest Coverage Ratio shall mean the ratio of
(a) the Net Operating Income for Property that is not subject to any Lien for the immediately preceding four (4) calendar quarters, to (b) an amount equal to the greater of (i) the Borrower's Interest Expense on all of the Borrower's Indebtedness other than Secured Debt, or (ii) interest on the Borrower's Indebtedness other than Secured Debt calculated at seven and one-half (7.50%) per annum, in each case for the period used to calculate Net Operating Income.

     Value shall mean the sum of (a) for Property that has reached the Calculation Date and that Borrower has owned for the full determination period, the result of dividing (i) the aggregate Net Operating Income of the subject Property based on the immediately preceding calendar quarter and multiplied by four
(4), less the aggregate Square Footage Capital Expenditure for such Property, by (ii) nine and one-fourth percent (9.25%); plus
(b) for Property that has not reached the Calculation Date or that has not been owned by Borrower for the full determination period, the aggregate Historical Value of the subject Property.

     The following terms shall have the respective meanings ascribed to them in the Uniform Commercial Code as enacted and in force in the State of Texas on the date hereof:

     accessions, continuation statement, fixtures, general intangibles, proceeds, security interest and security agreement.

2.   The Loans.

     2.1 Advances. (a) Subject to the terms and conditions of this Agreement, each Lender severally agrees to make Loans prior to the Maturity Date to the Borrower not to exceed an amount (in the aggregate, the "Commitment") at any one time outstanding equal to the Lender's Lender Commitment. Each such request for a Loan by Borrower shall be deemed a request for a Loan from each Lender equal to such Lender's Percentage of the aggregate amount so requested, and such aggregate amount shall be in an amount at least equal to $1,000,000.00 and equal to a multiple of $250,000.00, or the difference between the Commitment and the aggregate principal balance of the Notes, whichever is less.
Each repayment of the Loans shall be deemed a repayment of each Lender's Loan equal to such Lender's Percentage of the amount so repaid. The obligations of the Lenders hereunder are several and not joint, and the preceding two sentences will give rise to certain inappropriate results if special provisions are not made to accommodate the failure of a Lender to fund a Loan as and when required by this Agreement; therefore, notwithstanding anything herein to the contrary, (A) no Lender shall be required to make Loans at any one time outstanding in excess of such Lender's Percentage of the Commitment and (B) if a Lender fails to make a Loan as and when required hereunder and Borrower subsequently makes a repayment on the Loans, such repayment shall be divided among the non-defaulting Lenders ratably in accordance with their respective Percentages until each Lender has its Percentage of all of the outstanding Loans, and the balance of such repayment shall be divided among all of the Lenders in accordance with their respective Percentages. The Loans shall be evidenced by the Notes substantially in the form of Exhibit C attached hereto. The Borrower, the Agent and the Lenders agree that Chapter 346 of the Texas Finance Code shall not apply to this Agreement, the Notes or any Loan.

     (b) The Borrower shall give the Agent notice of each borrowing to be made hereunder as provided in Section 3.1 hereof, and the Agent shall deliver same to each Lender promptly thereafter. Not later than 11:00 a.m., Houston, Texas time, on the date specified for each such borrowing hereunder, each Lender shall make available the amount of the Loan, if any, to be made by it on such date to the Agent at the Agent's principal office in Houston, Texas, in immediately available funds, for the account of the Borrower. Such amounts received by the Agent will be held in Agent's general ledger account. The amounts so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by wiring or otherwise transferring, in immediately available funds not later than 12:00 noon, Houston, Texas time, such amount to an account designated by the Borrower and maintained with Chase in Houston, Texas or any other account or accounts which the Borrower may from time to time designate to the Agent by a written notice as the account or accounts to which borrowings hereunder are to be wired or otherwise transferred.

     2.2 Payments. (a) Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower hereunder, under the Notes and under the other Credit Documents shall be made in immediately available funds to the Agent, for the account of the Lenders, at its principal office in Houston, Texas (or in the case of a successor Agent, at the principal office of such successor Agent in the United States), not later than 12:00 noon Houston, Texas time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

     (b) The Borrower may, at the time of making each payment hereunder, under any Note or under any other Credit Document, specify to the Agent the Loans or other amounts payable by the Borrower hereunder or thereunder to which such payment is to be applied, which must be pro rata on the basis of each Lender's Percentage (and in the event that it fails so to specify, such payment shall be applied to the Loans or, if no Loans are outstanding, to other amounts then due and payable, provided that if no Loans or other amounts are then due and payable or an Event of Default has occurred and is continuing, the Agent may apply such payment to the Obligations in such order as it may elect in its sole discretion, but subject to the other terms and conditions of this Agreement, including without limitation
Section 2.3 hereof). Each payment received by the Agent hereunder, under any Note or under any other Credit Document for the account of a Lender shall be paid promptly to such Lender, in immediately available funds. If the Agent receives a payment for the account of a Lender prior to 12:00 noon Houston, Texas time, such payment must be delivered to the Lender on that same day and if it is not so delivered due to the fault of the Agent, the Agent shall pay to the Lender entitled to the payment the interest accrued on the amount of the payment pursuant to said Lender's Note and this Agreement from the date the Agent receives the payment to the date the Lender received the payment.

      (c) If the due date of any payment hereunder or under any Note falls on a day which is not a Business Day or a Eurodollar Business Day, as the case may be, the due date for such payments shall be extended to the next succeeding Business Day or Eurodollar Business Day, respectively, and interest shall be payable for any principal so extended for the period of such extension; provided, however, that with respect to Eurodollar Rate Borrowings if such extension would cause the Eurodollar Business Day of payment to fall in another calendar month, the payment shall be due on the Eurodollar Business Day next preceding the due date of the payment.

      (d) The Borrower shall give the Agent at least one (1) Business Day's prior written notice of the Borrower's intent to make any payment of principal or interest under the Credit Documents not scheduled to be paid under the Credit Documents. Any such notification of payment shall be irrevocable after it is made by the Borrower. Upon receipt by the Agent of such notification of payment, it shall deliver same to the other Lenders.

     2.3 Pro Rata Treatment. Except to the extent otherwise provided herein: (a) each borrowing from the Lenders under
Section 2.1(a) hereof shall be made ratably from the Lenders on the basis of their respective Percentages, each payment of the Fee (hereinafter defined) shall be made for the account of the Lenders, and shall be applied, pro rata, according to the Lenders' respective Lender Commitment; and (b) each payment by the Borrower of principal or interest on the Loans or any other sums advanced by the Lenders pursuant to the Credit Documents, and of any other amount owed to the Lenders other than the Fee, or any other sums designated by this Agreement as being owed to a particular Lender, shall be made to the Agent for the account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans held by the Lenders.

     2.4 Non-Receipt of Funds by the Agent. Unless the Agent shall have been notified by a Lender or the Borrower (the "Payor") prior to the date on which such Lender is to make payment to the Agent of the proceeds of a Loan to be made by it hereunder or the Borrower is to make a payment to the Agent for the account of one or more of the Lenders, as the case may be (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Agent, the recipient of such payment shall, on demand, pay to the Agent the amount made available by the Agent together with interest thereon in respect of the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (a) the Past Due Rate for such period if the recipient returning a Required Payment is the Borrower, or (b) the Federal Funds Effective Rate for such period if the recipient returning a Required Payment is the Agent or a Lender.

     2.5  Sharing of Payments, Etc.   The Borrower agrees that,
in addition to (and without limitation of) any right of set-off, bankers' lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option, to offset balances held by it for the account of the Borrower at any of its offices, against any principal of or interest on any of such Lender's Loans to the Borrower hereunder, or other Obligations of the Borrower hereunder, which is not paid (regardless of whether such balances are then due to the Borrower), in which case it shall promptly notify the Borrower and the Agent thereof, provided that such Lender's failure to give such notice shall not affect the validity thereof. If a Lender shall obtain payment of any principal of or interest on any Loan made by it under this Agreement or other Obligation then due to such Lender hereunder, through the exercise of any right of set-off, banker's lien, counterclaim or similar right, or otherwise, it shall promptly purchase from the other Lenders portions of the Loans made or other Obligations held by the other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable to the end that all the Lenders shall share the benefit of such payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such benefit) pro rata in accordance with the unpaid principal and interest on the Obligations then due to each of them. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower.

     2.6 Fees. The Borrower shall pay to the Agent for the account of each Lender fees (collectively, the "Fee") equal to an amount payable as a commitment fee by the Borrower to the Agent for the account of each Lender equal to the portion of the daily unused amount of the Commitment multiplied by the rate per annum corresponding to (a) the Total Liabilities to Total Asset Value Ratio reflected in Table 1 on Schedule I attached hereto (as determined as of the last day of each of the Borrower's fiscal quarters) whenever and for so long as the Borrower has not received an S&P Rating and a Moody's Rating; and (b) the S&P Rating or Moody's Rating, whichever is lower, reflected in Table 2 on Schedule I attached hereto, as same is in effect from time to time, whenever and for so long as the Borrower has received an S&P Rating and a Moody's Rating; such commitment fee to be payable in arrears on or before the tenth (10th) day of each April, July, October and January. The Fee shall not be refundable. Any portion of the Fee which is not paid by the Borrower when due shall bear interest at the Past Due Rate from the date due until the date paid by the Borrower. The Fee shall be calculated on the actual number of days elapsed in a year deemed to consist of 360 days.
3.   Conditions.

     3.1 All Loans. The obligation of any Lender to make any Loan is subject to the accuracy of all representations and warranties of the Borrower on the date of such Loan, to the performance by the Borrower of its obligations under the Credit Documents and to the satisfaction of the following further conditions: (a) the Agent shall have received the following, all of which shall be duly executed and in Proper Form: (1) a Request for Loan (i) by 11:00 a.m., Houston, Texas time, one (1) Business Day before the date (which shall also be a Business Day) of the proposed Loan which is to be a Base Rate Borrowing, or (ii) by the Rate Designation Date of the proposed Loan which is to be a Eurodollar Rate Borrowing; and (2) such other documents as the Agent may reasonably require to satisfy itself or the request of any Lender; (b) no Default or Event of Default shall have occurred and be continuing; (c) the making of the Loan shall not be prohibited by any Legal Requirement; and (d) the Borrower shall have paid all legal fees and expenses of the type described in Section 5.10 hereof through the date of such Loan.

     3.2  First Loan.  In addition to the matters described in
Section 3.1 hereof, the obligation of the Lenders to make the first Loan under this Agreement is subject to the receipt by the Lenders of each of the following, in Proper Form: (a) the Notes, executed by the Borrower; (b) a certificate executed by the Secretary or Assistant Secretary of each Obligor dated as of the date hereof as to the resolutions of such Person authorizing the execution of the Credit Documents and as to the incumbency of the officers of such Person; (c) a certificate from the Secretary of State or other appropriate public official of the state of organization of each Obligor as to the continued existence and good standing of such Obligor; (d) a certificate from the appropriate public official of every state where the location of the Obligor's Property requires it to be qualified to do business as to the due qualification and good standing of such Obligor;
(e) a legal opinion from independent counsel for the Obligors as to the matters set forth on Exhibit D acceptable to the Lenders; and (f) an Officer's Certificate in the form of Exhibit A; and to the further condition that, at the time of the initial Loan, all legal matters incident to the transactions herein contemplated shall be satisfactory to Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P., counsel for the Agent.

     3.3 Options Available. The outstanding principal balance of the Notes shall bear interest at the Base Rate; provided, that
(1) all past due amounts, both principal and accrued interest, shall bear interest at the Past Due Rate, and (2) subject to the provisions hereof, Borrower shall have the option of having all or any portion of the principal balance of the Notes from time to time outstanding bear interest at a Eurodollar Rate. The records of the Lenders with respect to Interest Options, Interest Periods and the amounts of Loans to which they are applicable shall be prima facie evidence thereof. Interest on the Loans shall be calculated at the Base Rate except where it is expressly provided pursuant to this Agreement that a Eurodollar Rate is to apply.

     3.4 Designation and Conversion. Borrower shall have the right to designate or convert its Interest Options in accordance with the provisions hereof. Provided no Event of Default has occurred and is continuing and subject to the provisions of
Section 3.5, Borrower may elect to have a Eurodollar Rate apply or continue to apply to all or any portion of the principal balance of the Notes. Each change in Interest Options shall be a conversion of the rate of interest applicable to the specified portion of the Loans, but such conversion shall not change the respective outstanding principal balance of the Notes. The Interest Options shall be designated or converted in the manner provided below:

      (a) Borrower shall give Agent a Request for Loan. Each such written notice shall specify the amount of Loan which is the subject of the designation, if any; the amount of borrowings into which such borrowings are to be converted or for which an Interest Option is designated; the proposed date for the designation or conversion and the Interest Period, if any, selected by Borrower. The Request for Loan shall be irrevocable and shall be given to Agent no later than the applicable Rate Designation Date. The Agent shall promptly deliver the Request for Loan to the Lenders.

      (b) No more than five (5) Eurodollar Rate Borrowings with five (5) Interest Periods shall be in effect at any time.

      (c)   Each  designation or conversion of a Eurodollar  Rate
Borrowing shall occur on a Eurodollar Business Day.

     (d)  Except as provided in Section 3.5 hereof, no Eurodollar
Rate Borrowing shall be converted on any day other than the last day of the applicable Interest Period.

      (e) Unless a Request for Loan to the contrary is received as provided in this Agreement, each Eurodollar Rate Borrowing will convert to a Base Rate Borrowing after the expiration of the Interest Period.

     3.5  Special Provisions Applicable to Eurodollar Rate
Borrowings.

     (a) Options Unlawful. If the adoption of any applicable Legal Requirement or any change in any applicable Legal Require ment or in the interpretation or administration thereof by any Governmental Authority or compliance by the Lenders with any request or directive (whether or not having the force of law) of any central bank or other Governmental Authority shall at any time make it unlawful or impossible for any Lender to permit the establishment of or to maintain any Eurodollar Rate Borrowing, the commitment of the Lenders to establish or maintain such Eurodollar Rate Borrowing shall forthwith be suspended until such condition shall cease to exist and Borrower shall forthwith, upon demand by Agent to Borrower, (1) convert the Eurodollar Rate Borrowing with respect to which such demand was made to a Base Rate Borrowing; (2) pay all accrued and unpaid interest to date on the amount so converted; and (3) pay any amounts required to compensate the Lenders for any additional cost or expense which the Lenders may incur as a result of such adoption of or change in such Legal Requirement or in the interpretation or administration thereof and any Funding Loss which the Lenders may incur as a result of such conversion. If, when Agent so notifies Borrower, Borrower has given a Request for Loan specifying a Eurodollar Rate Borrowing but the selected Interest Period has not yet begun, such Request for Loan shall be deemed to be of no force and effect, as if never made, and the balance of the Loans specified in such Request for Loan shall bear interest at the Base Rate until a different available Interest Option shall be designated in accordance herewith.

     (b) Increased Cost of Borrowings. If the adoption of any applicable Legal Requirement or any change in any applicable Legal Requirement or in the interpretation or administration thereof by any Governmental Authority or compliance by any Lender with any request or directive of general applicability (whether or not having the force of law) of any central bank or Governmental Authority shall at any time as a result of any portion of the principal balance of the Notes being maintained on the basis of a Eurodollar Rate:

     (1) subject any Lender (or make it apparent that any Lender is subject) to any Taxes, or any deduction or withholding for any Taxes, on or from any payment due under any Eurodollar Rate Borrowing or other amount due hereunder, other than income and franchise taxes of the United States and its political subdivisions; or

     (2) change the basis of taxation of payments due from Borrower to any Lender under any Eurodollar Rate
          Borrowing (otherwise than by a change in the rate of taxation of the overall net income of a Lender); or

     (3) impose, modify, increase or deem applicable any reserve requirement (excluding that portion of any reserve requirement included in the calculation of the applicable Eurodollar Rate), special deposit requirement or similar requirement (including, but not limited to, state law requirements and Regulation D) imposed, modified, increased or deemed applicable by any Governmental Authority against assets held by any Lender, or against deposits or accounts in or for the account of any Lender, or against loans made by any Lender, or against any other funds, obligations or other property owned or held by any Lender; or

     (4) impose on any Lender any other condition regarding any Eurodollar Rate Borrowing;

     and the result of any of the foregoing is to increase the cost to any Lender of agreeing to make or of making, renewing or maintaining such Eurodollar Rate Borrowing, or reduce the amount of principal or interest received by any Lender, then, upon demand by Agent, Borrower shall pay to such Lender, from time to time as specified by such Lender, additional amounts which shall compensate such Lender for such increased cost or reduced amount. Agent will promptly notify Borrower in writing of any event which will entitle any Lender to additional amounts pursuant to this para graph. A Lender's determination of the amount of any such increased cost, increased reserve requirement or reduced amount shall be prima facie evidence thereof. Borrower shall have the right, if it receives from Agent any notice referred to in this paragraph, upon three Business Days' notice to Agent, either (i) to repay in full (but not in part) any borrowing with respect to which such notice was given, together with any accrued interest thereon, or (ii) to convert the Eurodollar Rate Borrowing which is the subject of the notice to a Base Rate Borrowing; provided, that any such repayment or conversion shall be accompanied by payment of (x) the amount required to compensate a Lender for the increased cost or reduced amount referred to in the preceding paragraph; (y) all accrued and unpaid interest to date on the amount so repaid or converted, and (z) any Funding Loss which any Lender may incur as a result of such repayment or conversion.

     (c) Inadequacy of Pricing and Rate Determination. If for any reason with respect to any Interest Period
     Agent shall have determined (which determination shall be prima facie evidence thereof) that:

     (1) Agent is unable through its customary general practices to determine any applicable Eurodollar
          Rate, or

     (2) by reason of circumstances affecting the applicable market generally, Agent is not being offered deposits in United States dollars in such market, for the applicable Interest Period and in an amount equal to the amount of any applicable
          Eurodollar Rate Borrowing requested by Borrower, or

     (3) any applicable Eurodollar Rate will not adequately and fairly reflect the cost to the Lenders of making and maintaining such Eurodollar Rate
          Borrowing hereunder for any proposed Interest
          Period,

     then Agent shall give Borrower notice thereof and thereupon, (A) any Request for Loan previously given by Borrower designating the applicable Eurodollar Rate Borrowing which has not commenced as of the date of such notice from Agent shall be deemed for all purposes hereof to be of no force and effect, as if never given, and (B) until Agent shall notify Borrower that the circumstances giving rise to such notice from Agent no longer exist, each Request for Loan requesting the applicable Eurodollar Rate shall be deemed a request for a Base Rate Borrowing, and any applicable Eurodollar Rate Borrowing then outstanding shall be converted, without any notice to or from Borrower, upon the termination of the Interest Period then in effect with respect to it, to a Base Rate Borrowing.

     (d) Funding Losses. Borrower shall indemnify the Agent and each Lender against and hold the Agent and each Lender harmless from any Funding Loss. This agreement shall survive the payment of the Notes. A certificate as to any additional amounts payable pursuant to this subsection and setting forth the reasons for the Funding Loss submitted by Agent to Borrower shall be prima facie evidence thereof.

     3.6 Funding Offices; Adjustments Automatic. Any Lender may, if it so elects, fulfill its obligation as to any Eurodollar Rate Borrowing by causing a branch or affiliate of such Lender to make such Loan and may transfer and carry such Loan at, to, or for the account of, any branch office or affiliate of such Lender; provided, that in such event for the purposes of this Agreement such Loan shall be deemed to have been made by such Lender and the obligation of Borrower to repay such Loan shall nevertheless be to such Lender and shall be deemed held by it for the account of such branch or affiliate. Without notice to Borrower or any other person or entity, each rate required to be calculated or determined under this Agreement shall automatically fluctuate upward and downward in accordance with the provisions of this Agreement.

     3.7 Funding Sources, Payment Obligations. Notwithstanding any provision of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of the Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if each Lender had actually funded and maintained each Eurodollar Rate Borrowing during each Interest Period through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the Eurodollar Rate for such Interest Period. Notwithstanding the foregoing, Funding Losses, increased costs and other obligations relating to Eurodollar Rate Borrowings described in Section 3.5 of this Agreement will only be paid by the Borrower as and when actually incurred by the Lenders.

     3.8 Mitigation, Non-Discrimination. (a) Each Lender will notify the Borrower through the Agent of any event occurring after the date of this Agreement which will require or enable such Lender to take the actions described in Sections 3.5(a) or
(b) of this Agreement as promptly as practicable after it obtains knowledge thereof and determines to request such action, and (if so requested by the Borrower through the Agent) will designate a different lending office of such Lender for the applicable Eurodollar Rate Borrowing or will take such other action as the Borrower reasonably requests if such designation or action is consistent with the internal policy of such Lender and legal and regulatory restrictions, can be undertaken at no additional cost, will avoid the need for, or reduce the amount of, such action and will not, in the sole opinion of such Lender, be disadvantageous to such Lender (provided that such Lender will have no obligation to designate a different lending office which is located in the United States of America).

     (b) None of the Lenders shall be able to pass through to the Borrower charges and costs under Sections 3.5 or 5.14 of this Agreement on a discriminating basis, such that such charges and costs are not also passed through by each Lender to other customers of such Lender similarly situated where such customer is subject to documents providing for such pass through.

     (c) If any Lender elects under Section 3.5 of this Agreement to suspend or terminate the availability of Eurodollar Rate Borrowings for any material period of time, and the event giving rise to such election is not generally applicable to all of the Lenders, the Borrower may within sixty (60) days after notification of such Lender's election, and so long as no Event of Default is then in existence, either (i) demand that such Lender, and upon such demand, such Lender shall promptly, assign its Lender Commitment to another financial institution subject to and in accordance with the provisions of Section 9.5 of this Agreement for a purchase price equal to the unpaid balance of principal, accrued interest, the unpaid balance of the Fee and expenses owing to such Lender pursuant to this Agreement, or (ii) pay such Lender the unpaid balance of principal, accrued interest, the unpaid balance of the Fee and expenses owing to such Lender pursuant to this Agreement, whereupon, such Lender shall no longer be a party to this Agreement or have any rights or obligations hereunder or under any other Credit Documents, and the Commitment shall immediately and permanently be reduced by an amount equal to the Lender Commitment of such Lender.

4.   Representations and Warranties.

      To induce the Lenders to enter into this Agreement and to make the Loans, the Borrower represents and warrants to the Agent and the Lenders as follows:

     4.1 Organization. Each Obligor is duly organized, validly existing and in good standing under the laws of the state of its organization; has all power and authority to conduct its business as presently conducted; and is duly qualified to do business and in good standing in every state where the location of its Property requires it to be qualified to do business, unless the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.

     4.2 Financial Statements. The financial statements delivered to the Agent fairly present, in accordance with Generally Accepted Accounting Principles (provided, however, that the Quarterly Unaudited Financial Statements are subject to normal year-end adjustments and may contain condensed footnotes as permitted by regulations of the United States Securities and Exchange Commission), the financial condition and the results of operations of the Borrower and of Parkway Properties, Inc. as at the dates and for the periods indicated. No Material Adverse Change has occurred since the dates of such financial statements. No Obligor is subject to any instrument or agreement which would materially prevent it from conducting its business as it is now conducted or as it is contemplated to be conducted.

     4.3 Enforceable Obligations; Authorization. The Credit Documents are legal, valid and binding obligations of the Parties, enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency and other laws affecting creditors' rights generally and by general equitable principles. The execution, delivery and performance of the Credit Documents have all been duly authorized by all necessary action; are within the power and authority of the Parties; do not and will not contravene or violate any Legal Requirement or the Organizational Documents of the Parties; do not and will not result in the breach of, or constitute a default under, any agreement or instrument by which the Parties or any of their respective Property may be bound or affected; and do not and will not result in the creation of any Lien upon any Property of any of the Parties except as expressly contemplated therein. All necessary permits, registrations and consents for such making and performance have been obtained.

     4.4 Other Debt. No Obligor is in default in the payment of any other Total Liabilities or under any agreement, mortgage, deed of trust, security agreement or lease to which it is a party.

     4.5 Litigation. There is no litigation or administrative proceeding pending or, to the knowledge of the Borrower, threatened against, or any outstanding judgment, order or decree affecting, the Obligors before or by any Governmental Authority which is not adequately covered by insurance. No Obligor is in default with respect to any judgment, order or decree of any Governmental Authority.

     4.6 Taxes. Each Obligor has filed all tax returns required to have been filed and paid all taxes shown thereon to be due, except those for which extensions have been obtained, those which are being contested in good faith.

     4.7 Regulation U. None of the proceeds of any Loan will be used for the purpose of purchasing or carrying directly or indirectly any margin stock or for any other purpose that would constitute this transaction a "purpose credit" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System.

     4.8 Subsidiaries. The Borrower has no Subsidiaries (excluding wholly-owned Subsidiaries which have executed a Guaranty) which individually or in the aggregate own more than ten percent (10%) in value of the Borrower's and the Subsidiaries' consolidated assets determined in accordance with Generally Accepted Accounting Principles. Each of the Borrower's Subsidiaries is a "qualified REIT subsidiary" under Section 856 of the Code.

     4.9 Securities Act of 1933. Other than the Agent's efforts in syndicating the Loans (for which the Agent is responsible) neither the Borrower nor any agent acting for it has offered the Notes or any similar obligation of the Borrower for sale to or solicited any offers to buy the Notes or any similar obligation of the Borrower from any Person other than the Agent or any Lender, and neither the Borrower nor any agent acting for it will take any action which would subject the sale of the Note to the provisions of Section 5 of the Securities Act of 1933, as amended.

     4.10 No Contractual or Corporate Restrictions. No Obligor is a party to, or bound by, any contract, agreement or charter or other corporate restriction materially and adversely affecting its business, Property, assets, operations or condition, financial or otherwise.

     4.11 Investment Company Act Not Applicable. The Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment
Company Act of 1940, as amended.

     4.12 Public Utility Holding Company Act Not Applicable. The Borrower is not a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", or an affiliate of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

     4.13 ERISA Not Applicable. No Obligor is subject to any requirements of the Employee Retirement Income Security Act of 1974 as amended from time to time, or any rules, regulations, rulings or interpretations adopted by the Internal Revenue Service or the Department of Labor thereunder.

     4.14 Year 2000. Any reprogramming required to permit the proper functioning, in and following the year 2000 as it relates to the two digit issues associated therewith, of (a) the Borrower's computer systems and (b) equipment containing embedded microchips (including systems and equipment supplied by others or with which Borrower's systems interface) and the testing of all such systems and equipment, as so reprogrammed, will be completed by January 1, 1999. The cost to the Borrower of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Borrower (including, without limitation, reprogramming errors and the failure of others' systems or equipment) will not result in a Default or a Material Adverse Effect. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of the Borrower and its Subsidiaries are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient to permit the Borrower to conduct its business without Material Adverse Effect.

5.   Affirmative Covenants.

      The Borrower covenants and agrees with the Agent and the Lenders that prior to the termination of this Agreement it and each of the other Obligors will do, and if necessary cause to be done, each and all of the following:

     5.1  Taxes, Existence, Regulations, Property, etc.   At all
times (a) pay when due all taxes and governmental charges of every kind upon it or against its income, profits or Property, unless and only to the extent that the same shall be contested in good faith and reserves which are adequate under Generally Accepted Accounting Principles have been established therefor;
(b) do all things necessary to preserve its existence, qualifications, rights and franchises in all States where such qualification is necessary or desirable, except where failure to obtain the same could not reasonably be expected to have a Material Adverse Effect; (c) comply with all applicable Legal Requirements in respect of the conduct of its business and the ownership of its Property; and (d) cause its Property to be protected, maintained and kept in good repair (reasonable wear and tear excepted) and make all replacements and additions to its Property as may be reasonably necessary to conduct its business.

     5.2 Financial Statements and Information. Furnish to the Agent each of the following: (a) as soon as available and in any event within 90 days after the end of each respective fiscal year of the Borrower and of Parkway Properties, Inc., Annual Audited Financial Statements of the Borrower and of Parkway Properties, Inc. (which shall include an unaudited statement of Funds From Operations); (b) as soon as available and in any event within 45 days after the end of each quarter (except the last quarter) of each respective fiscal year of the Borrower and of Parkway Properties, Inc., Quarterly Unaudited Financial Statements of the Borrower and of Parkway Properties, Inc. (which shall include a statement of Funds From Operations); (c) within forty-five (45) days after the end of the calendar quarter and concurrently with the financial statements provided for in Subsections 5.2(a) and
(b) hereof, an Officer's Certificate, together with such schedules, computations and other information (including, without limitation, information as to Unconsolidated Affiliates of the Borrower), in reasonable detail, as may be required by the Agent to demonstrate compliance with the covenants set forth herein or reflecting any non-compliance therewith as of the applicable date, all certified as true, correct and complete by a managing director, vice president or senior vice president, of Borrower;
(d) promptly after the filing thereof, all reports to or filings made by Parkway Properties, Inc., the Borrower or any of their respective Subsidiaries with the Securities and Exchange Commission, including, without limitation, registration statements and reports on Forms 10-K, 10-Q and 8-K (or their equivalents); (e) within two (2) Business Days after the receipt thereof, a copy of the notification to the Borrower of the Borrower's S&P Rating or Moody's Rating, or change therein, and
(f) such other information relating to the financial condition and affairs of the Borrower as from time to time may be reasonably requested by any Lender. The Agent will send to each Lender the information received by the Agent pursuant to this
Section 5.2 promptly after the receipt thereof by Agent.

     5.3 Financial Tests. The Borrower shall have and maintain, on a consolidated basis in accordance with Generally Accepted Accounting Principles: (a) a Secured Debt to Total Asset Value Ratio no greater than (i) forty percent (40%) at all times through and including March 31, 2000, and (ii) thirty-five percent (35%) at all times thereafter; (b) an Interest Coverage Ratio of not less than 2.25:1.0 at all times; (c) a Fixed Charge Coverage Ratio of not less than 1.75:1.00 at all times; (d) a Tangible Net Worth of at least Three Hundred Twenty-Five Million Dollars ($325,000,000.00), plus ninety percent (90%) of the net proceeds (gross proceeds less reasonable and customary costs of sale and issuance paid to Persons not Affiliates of any Obligor) received by the Borrower at any time from the issuance of an ownership interest in the Borrower, at all times; (e) an Unencumbered Interest Coverage Ratio of not less than 2.00:1.00 at all times; and (f) a Total Liabilities to Total Asset Value Ratio no greater than fifty-five percent (55%) at all times.

     5.4 Inspection. In order to permit the Agent to ascertain compliance with the Credit Documents, during normal business hours permit the Agent to inspect its Property, to examine its files, books and records and make and take away copies thereof, and to discuss its affairs with its officers and accountants, all at such times and intervals and to such extent as a Lender may reasonably desire.

     5.5 Further Assurances. Promptly execute and deliver any and all other and further instruments which may be reasonably requested by the Agent to cure any defect in the execution and delivery of any Credit Document or more fully to describe particular aspects of the Borrower's agreements set forth in the Credit Documents or so intended to be.

     5.6 Books and Records. Maintain books of record and account in accordance with Generally Accepted Accounting
Principles.

     5.7 Insurance. Maintain insurance with such insurers, on such of its properties, in such amounts and against such risks as is consistent with insurance maintained by businesses of comparable type and size in the industry, and furnish the Agent satisfactory evidence thereof promptly upon request.

     5.8 Notice of Certain Matters. Notify the Agent promptly upon acquiring knowledge of the occurrence of any of the following: the institution or threatened institution of any lawsuit or administrative proceeding affecting any Obligor in which the claim exceeds $1,000,000.00; when the Borrower believes that there has been a Material Adverse Change; or the occurrence of any Event of Default or any Default. The Borrower will notify the Agent in writing at least thirty (30) Business Days prior to the date that any Obligor changes its name or the location of its chief executive office or principal place of business or the place where it keeps its books and records.

     5.9 Use of Proceeds . The proceeds of the Loans will be used for general business purposes. Notwithstanding the foregoing, none of the proceeds of the Loans will be used to finance, fund or complete any hostile acquisition of any Person.

     5.10 Expenses of and Claims Against the Agent and the Lenders . To the extent not prohibited by applicable law, the Borrower will pay all reasonable costs and expenses incurred to third parties and reimburse the Agent and each Lender, as the case may be, for any and all reasonable expenditures of every character incurred or expended from time to time, in connection with (a) regardless of whether a Default or Event of Default shall have occurred, the Agent's preparation, negotiation and completion of the Credit Documents, and (b) during the continuance of an Event of Default, all costs and expenses relating to the Agent's and such Lender's exercising any of its rights and remedies under this or any other Credit Document, including, without limitation, attorneys' fees, legal expenses, and court costs; provided, that no rights or option granted by the Borrower to the Agent or any Lender or otherwise arising pursuant to any provision of this or any other instrument shall be deemed to impose or admit a duty on the Agent or any Lender to supervise, monitor or control any aspect of the character or condition of any property or any operations conducted in connection with it for the benefit of the Borrower or any other person or entity other than the Agent or such Lender.

     5.11 Legal Compliance; Indemnification . (a) The Obligors shall operate their respective Property and businesses in full compliance with all Legal Requirements. Parkway Properties, Inc. will comply with all Legal Requirements to maintain, and will at all times qualify as and maintain, its status as a real estate investment trust under Section 856(c)(1) of the Code.

          (b) The Borrower shall indemnify the Agent and each Lender, their directors, officers, employees and shareholders (the "Indemnified Parties") for and defend and hold the Indemnified Parties harmless against any and all claims, demands, liabilities, causes of action, penalties, obligations, damages, judgments, deficiencies, losses, costs or expenses (including, without limitation, interest, penalties, attorneys' fees, and amounts paid in settlement) threatened or incurred by reason of, arising out of or in any way related to any failure of any Obligor to so comply with the provisions of any Legal Requirement, this Agreement or the other Credit Documents, and any and all matters arising out of any act, omission, event or circumstance, regardless of whether the act, omission, event or circumstance constituted a violation of any such Legal Requirement, this Agreement or the other Credit Documents at the time of its existence or occurrence. THE BORROWER SHALL INDEMNIFY THE AGENT AND EACH LENDER PURSUANT TO THIS SECTION REGARDLESS OF WHETHER THE ACT, OMISSION, FACTS, CIRCUMSTANCES OR CONDITIONS GIVING RISE TO SUCH INDEMNIFICATION WERE CAUSED IN WHOLE OR IN PART BY THE AGENT'S OR SUCH LENDER'S NEGLIGENCE (SIMPLE, BUT NOT GROSS NEGLIGENCE OR WILLFUL MISCONDUCT).

     5.12 Obligors' Performance . If any Obligor should fail to comply with any of the agreements, covenants or obligations required of it under this Agreement or any other Credit Document, then the Agent (in the Obligor's name or in Agent's name) may perform them or cause them to be performed for the account of the said Obligor and at the sole expense, but shall not be obligated to do so. Any and all expenses thus incurred or paid by the Agent and by any Lender shall be the Borrower's demand obligations to the Agent or such Lender and shall bear interest from the date of demand therefor until the date that the Obligor repays it to the Agent or the applicable Lender at the Past Due Rate. Upon making any such payment or incurring any such expense, the Agent or the applicable Lender shall be fully subrogated to all of the rights of the Person receiving such payment. Any amounts owing by any Obligor to the Agent or any Lender pursuant to this provision or any other provision of this Agreement shall automatically and without notice be secured by any collateral provided by the Credit Documents. The amount and nature of any such expense and the time when paid shall, absent manifest error, be fully established by the affidavit of the Agent or the applicable Lender or any of the Agent's or the applicable Lender's officers or agents.

     5.13 Professional Services . Promptly upon the Agent's request to satisfy itself or the request of any Lender, the Borrower, at the Borrower's sole cost and expense, shall: (a) allow an inspection and/or appraisal of the Obligors' Property to be made by a Person approved by the Agent in its sole discretion; and (b) whenever the Agent or such other Lender has reasonable cause to believe that a potential Default may exist, cause to be conducted or prepared any other written report, summary, opinion, inspection, review, survey, audit or other professional service relating to the Obligors' Property or any operations in connection with it (all as designated in the Agent's request), including, without limitation, any accounting, architectural, consulting, engineering, design, legal, management, pest control, surveying, title abstracting or other technical, managerial or professional service relating to such property or its operations.

     5.14 Capital Adequacy . (a) If after the date of this Agreement, the Agent or any Lender shall have determined that the adoption or effectiveness of any applicable law, rule or regulation regarding capital adequacy of general applicability, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Agent or any Lender with any request or directive regarding capital adequacy of general applicability (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Agent's or any Lender's capital as a consequence of its obligations hereunder to a level below that which the Agent or such Lender could have achieved but for such adoption, change or compliance (taking into consideration the Agent's or such Lender's policies with respect to capital adequacy) by an amount deemed by the Agent or such Lender to be material, then from time to time, the Borrower shall pay to the Agent or such Lender such additional amount or amounts as will compensate the Agent or such Lender for such reduction.

          (b) A certificate of the Agent or such Lender setting forth such amount or amounts as shall be necessary to compensate the Agent or such Lender as specified in Section 5.14(a) hereof and making reference to the applicable law, rule or regulation shall be delivered as soon as practicable to the Borrower and shall be prima facie evidence thereof. The Borrower shall pay the Agent or such Lender the amount shown as due on any such certificate within fourteen (14) Business Days after the Agent or such Lender delivers such certificate. In preparing such certificate, the Agent or such Lender may employ such assumptions and allocations of costs and expenses as it shall in good faith deem reasonable and may use any reasonable averaging and attribution method. Section 3.8(b) hereof shall apply to the costs assessed under this Section.

     5.15 Property Pool . A. The Borrower will at all times own (in fee simple title, through an Eligible Ground Lease, or in a wholly-owned Subsidiary of Borrower, and including the leasehold interest in the Morgan Keegan Tower in Memphis, Tennessee) a pool (the "Pool") of assets that are not mortgaged, pledged, hypothecated, or encumbered in any manner, other than Permitted Encumbrances, with an aggregate Value (calculated based on the immediately preceding calendar quarter, and annualized) equal to at least two hundred percent (200%) of the Borrower's Indebtedness other than Secured Debt outstanding from time to time, with the following characteristics: (a) assets in the Pool shall be completed income producing office buildings with net rentable area of not less than 50,000 square feet and not more than 500,000 square feet (except that the Pavilion Center in Atlanta, Georgia need not meet the minimum square footage requirement), with parking sufficient to meet all Legal Requirements and consistent with market conditions that will accommodate full occupancy of the building; (b) each individual Property must have an Occupancy Level of at least seventy percent (70%); (c) assets in the Pool must be located in Approved Markets, except that no more than twenty percent (20%) of the Value of the Pool can be located in any one Approved Market other than Memphis, Tennessee, where no more than twenty-five percent (25%) of the Value of the Pool can be located, (d) the Borrower must have received from third party independent consultants, written assessments (including, without limitation, Phase I environmental reports) for each Property in, or to be added to, the Pool that do not disclose any material environmental conditions, structural defects or title defects, or other material risks related to such Property, (e) the Property is not subject to or affected by any Limiting Agreement, and (f) the Occupancy Level of the Pool in the aggregate must be at least eighty percent (80%). If requested by the Agent, the Borrower will provide to the Agent written assessments from third party independent environmental consultants for all Pool properties acquired after the date of this Agreement. If the Agent determines that there are material environmental conditions existing on or risks to such properties, the properties will be excluded from the Pool.

     B. Notwithstanding the foregoing, the maximum value of the Pool that consists of Eligible Ground Leases is ten percent (10%) of the value of the Pool.

      C. If any Property to be included in the Pool is owned by a wholly-owned Subsidiary of Borrower, it may be included in the Pool only if the owner thereof executes a Guaranty in Proper Form of the Obligations and delivers it to the Agent, and thereafter during the time such Guaranty remains in full force and effect without any default existing hereunder.

     D. If the Borrower requests inclusion of assets in the Pool that do not meet the requirements of this Section 5.15, then such assets may only be included in the Pool upon the prior written approval of the Majority Lenders.

6.   Negative Covenants.

     The Borrower covenants and agrees with the Agent and the Lenders that prior to the termination of this Agreement it will not (without consent given in accordance with Section 9.1) do any of the following:

     6.1 Indebtedness . Create, incur, suffer or permit to exist, or assume or guarantee, directly or indirectly, contingently or otherwise, or become or remain liable with respect to any Secured Debt except Non-recourse Debt, and except for liabilities customarily excepted from nonrecourse mortgage financing, such as fraud, criminal activity and misapplication of funds.

     6.2  Mergers, Consolidations and Acquisitions of Assets .
In any single transaction or series of related transactions, directly or indirectly: (a) liquidate or dissolve; (b) other than a merger or consolidation in which the Borrower is the surviving entity and the value of the assets of the other party to such merger or consolidation is less than fifteen percent (15%) of the value of the assets of the Borrower on a consolidated basis (in accordance with Generally Accepted Accounting Principles) after such merger or consolidation, be a party to any merger or consolidation; (c) other than an acquisition in which the Borrower acquires all or substantially all of the assets of another Person and the value of the assets acquired is less than fifteen percent (15%) of the value of the assets of the Borrower on a consolidated basis (in accordance with Generally Accepted Accounting Principles) after such acquisition, acquire all or substantially all of the assets of any Person; or (d) except for sales or leases executed in the ordinary course of business, sell, convey or lease all or any substantial part of its assets.

     6.3 Redemption . Neither the Borrower nor Parkway Properties, Inc., shall at any time buy back, redeem, retire or otherwise acquire, directly or indirectly, any shares of its capital stock if such action would cause the Borrower to not be in compliance with this Agreement, and so long as the aggregate market value of such stock when acquired shall not exceed, from the date of this Agreement through December 31, 1998, and during any calendar year thereafter, fifteen percent (15%) of Borrower's Net Worth.

     6.4 Nature of Business; Management . Change the nature of its business or enter into any business which is substantially different from the business in which it is presently engaged.

     6.5 Transactions with Related Parties . Enter into any transaction or agreement with any officer, director, or holder of more than five percent (5%) (based on voting rights) of the issued and outstanding capital stock of the Borrower (or any Affiliate of the Borrower), unless the same is upon terms substantially similar to those obtainable from qualified wholly unrelated sources.

     6.6 Loans and Investments . Make any loan, advance, extension of credit or capital contribution to, or make or have any investment in, any Person, or make any commitment to make any such extension of credit or investment, except (a) travel advances in the ordinary course of business to officers, employees and agents; (b) readily marketable securities issued or fully guaranteed by the United States of America (or investments or money market accounts consisting of the same); (c) commercial paper rated "Prime 1" by Moody's Investors Service, Inc. or A-1 by Standard and Poor's Corporation (or investments or money market accounts consisting of the same); (d) certificates of deposit or repurchase certificates issued by financial institutions acceptable to the Agent (or investments or money market accounts consisting of the same), all of the foregoing b, c and d not having a maturity of more than one (1) year from the date of issuance thereof; (e) investments in Subsidiaries through which the Borrower invests in real estate assets permitted by this Agreement; (f) investments in Unconsolidated Affiliates that are engaged primarily in the business of investment in and operation of office or industrial buildings (valued at an amount equal to the Value of each Unconsolidated Affiliate's operating real estate assets multiplied by the Equity Percentage for that Unconsolidated Affiliate), so long as the aggregate amount of such investments described in this clause (f) does not exceed ten percent (10%) of the Total Asset Value after giving effect to such investments; (g) loans, advances, and extensions of credit to Persons (who are not Affiliates of any Obligor) secured by valid and enforceable first priority liens on real estate so long as the aggregate amount does not exceed three and one-half percent (3-1/2%) of Total Asset Value, after giving effect to such investments, (h) undeveloped land, so long as the aggregate Historical Value of such land does not exceed three and one-half percent (3-1/2%) of Total Asset Value, after giving effect to such investments; (i) investments in readily marketable securities (valued at the lower of cost or then market price) of another Person, not an Affiliate of any Obligor, traded on a national trading exchange, that is a real estate investment trust under Section 856(c)(1) of the Code, or that is a real estate operating company, so long as the aggregate amount of such investments does not exceed seven and one-half percent (7-1/2%) of Total Asset Value, after giving effect to such investments;
(j) investments in office or industrial buildings; (k) investments in real estate assets that are being constructed or developed to be office or industrial buildings, but are not yet in operation, so long as the total actual and budgeted cost of construction or development, in the aggregate, at that time does not exceed seven and one-half percent (7-1/2%) of the Total Asset Value after giving effect to such investments; and (l) unsecured loans to Persons (who are not Affiliates of any Obligor) engaged primarily in the business of investment in and operation of office or industrial buildings, so long as the aggregate amount outstanding at any one time does not exceed $10,000,000.00. The Borrower will not mortgage, pledge, hypothecate or encumber in any manner the loans, advances or extensions of credit made pursuant to Section 6.6(g) or the securities held pursuant to
Section 6.6(i). The calculations in this Section will be made without duplication if a loan or investment is within more than one category described in this Section.

     6.7  Limiting Agreements .  Neither Borrower nor any of its
Subsidiaries has entered into, and after the date hereof, neither
Borrower nor any of its Subsidiaries shall enter into, any Limiting Agreements.

     6.8 Restricted Payments . Parkway Properties, Inc. will not make any Restricted Payment during any calendar quarter which, when added to all Restricted Payments made during the three (3) immediately preceding calendar quarters, (a) exceeds eighty-five percent (85%) of the Funds From Operations during the immediately preceding four (4) calendar quarters, or (b) exceeds ninety-five percent (95%) of the Funds Available for Distribution during the immediately preceding four (4) calendar quarters; provided that the foregoing shall not prohibit Parkway Properties, Inc. from (x) making the minimum amount of Restricted Payments required to be made in order for Parkway Properties, Inc. to comply with the provisions of Section 5.11, or (y) issuing stock in Parkway Properties, Inc. to a transferor (not an Affiliate of any Obligor) of Property to the Borrower as a result of said transferor's election to convert partnership interests in the Borrower to stock in Parkway Properties, Inc. pursuant to agreements with said transferor allowing said conversion as a portion of the consideration for the transfer. For purposes of this provision "Restricted Payment" means (i) any dividend or other distribution on any shares of a Person's capital stock (except dividends payable solely in shares of its capital stock or in rights to subscribe for or purchase shares of its capital stock) or (ii) any payment on account of the purchase, redemption, retirement or acquisition of (x) any shares of a Person's capital stock or (y) any option, warrant or other right to acquire shares of a Person's capital stock.

7.   Events of Default and Remedies.

     7.1 Events of Default . If any of the following events shall occur, then, as to the events described in Sections 7.1(b),
(c), and (d), if the event has not been waived, cured or remedied within twenty (20) days after the Agent gives the Borrower written notice of such event, at any time thereafter, and as to all of the other events described herein, at any time, the Agent may do any or all of the following: (1) without notice to the Borrower, declare the Notes to be, and thereupon the Notes shall forthwith become, immediately due and payable, together with all accrued interest thereon, without notice of any kind, notice of acceleration or of intention to accelerate, presentment and demand or protest, all of which are hereby expressly waived;
(2) without notice to the Borrower, terminate the Commitment;
(3) exercise, as may any other Lender, its rights of offset against each account and all other Property of the Borrower in the possession of the Agent or any such Lender, which right is hereby granted by the Borrower to the Agent and each Lender; and
(4) exercise any and all other rights pursuant to the Credit
Documents:

          (a) The Borrower shall fail to pay or prepay any principal of or interest on the Notes or any fee or any other obligation hereunder when due; or

          (b) Any Obligor shall fail to pay when due, or within any applicable period of grace, any principal of or interest on any other Indebtedness in excess of $5,000,000.00, or

          (c) Any written representation or warranty made in any Credit Document by or on behalf of any Obligor, when taken as a whole shall prove to have been incorrect, false or misleading in any material respect; or

          (d) Default shall occur in the punctual and complete performance of any covenant of the Borrower or any other Person other than the Agent or the Lenders contained in any Credit Document not specifically set forth in this Section; or

          (e) A final judgment or judgments in the aggregate for the payment of money in excess of $5,000,000.00 shall be rendered against any Obligor and the same shall remain undischarged for a period of thirty (30) days during which execution shall not be effectively stayed; or

          (f) Any order shall be entered in any proceeding against any Obligor decreeing the dissolution, liquidation or split-up thereof, and such order shall remain in effect for more than thirty (30) days; or

          (g) Any Obligor shall make a general assignment for the benefit of creditors or shall petition or apply to any tribunal for the appointment of a trustee, custodian, receiver or liquidator of all or any substantial part of its business, estate or assets or shall commence any proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect; or

          (h) Any such petition or application shall be filed or any such proceeding shall be commenced against any Obligor and such Person by any act or omission shall indicate approval thereof, consent thereto or acquiescence therein, or an order shall be entered appointing a trustee, custodian, receiver or liquidator of all or any substantial part of the assets of any Obligor or granting relief to any Obligor or approving the petition in any such proceeding, and such order shall remain in effect for more than ninety
     (90) days; or

          (i) Any Obligor shall fail generally to pay its debts as they become due or suffer any writ of attachment or execution or any similar process to be issued or levied against it or any substantial part of its Property which is not released, stayed, bonded or vacated within thirty (30) days after its issue or levy; or

          (j) Any Obligor shall have concealed, removed, or permitted to be concealed or removed, any part of its Property, with intent to hinder, delay or defraud its creditors or any of them, or made or suffered a transfer of any of its Property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or shall have made any transfer of its Property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or

          (k)  Any Change of Control shall occur.

     7.2 Remedies Cumulative . No remedy, right or power conferred upon the Agent or the Lenders is intended to be exclusive of any other remedy, right or power given hereunder or now or hereafter existing at law, in equity, or otherwise, and all such remedies, rights and powers shall be cumulative.

8.   The Agent.

     8.1  Appointment, Powers and Immunities .   Each Lender
hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder and under the other Credit Documents with such powers as are specifically delegated to the Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. The Agent (i) shall not have any duties or responsibilities except those expressly set forth in this Agreement and the other Credit Documents, and shall not by reason of this Agreement or any other Credit Document be a trustee for any Lender; (ii) shall not be responsible to any Lender for any recitals, statements, representations or warranties contained in this Agreement or any other Credit Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Credit Document, or for the value, validity, effectiveness, genuineness, enforceability, execution, filing, registration, collectibility, recording, perfection, existence or sufficiency of this Agreement or any other Credit Document or any other document referred to or provided for herein or therein or any property covered thereby or for any failure by any Party or any other Person to perform any of its obligations hereunder or thereunder, and shall not have any duty to inquire into or pass upon any of the foregoing matters; (iii) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or any other Credit Document except to the extent requested by the Majority Lenders; (iv) SHALL NOT BE RESPONSIBLE FOR ANY MISTAKE OF LAW OR FACT OR ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY IT HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT OR ANY OTHER DOCUMENT OR INSTRUMENT REFERRED TO OR PROVIDED FOR HEREIN OR THEREIN OR IN CONNECTION HEREWITH OR THEREWITH, INCLUDING, WITHOUT LIMITATION, PURSUANT TO ITS OWN NEGLIGENCE, BUT NOT INCLUDING AND EXCEPT FOR THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE AGENT; (v) shall not be bound by or obliged to recognize any agreement among or between the Borrower, the Agent, and any Lender other than this Agreement and the other Credit Documents, regardless of whether the Agent has knowledge of the existence of any such agreement or the terms and provisions thereof; (vi) shall not be charged with notice or knowledge of any fact or information not herein set out or provided to the Agent in accordance with the terms of this Agreement or any other Credit Document; (vii) shall not be responsible for any delay, error, omission or default of any mail, telegraph, cable or wireless agency or operator, and (viii) shall not be responsible for the acts or edicts of any Governmental Authority. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

      (b) Without the prior written consent of Agent and all of the Lenders, Agent shall not (i) modify or amend in any respect whatsoever the interest rate provisions of the Credit Documents,
(ii) increase the Commitment above $150,000,000.00, (iii) extend the Maturity Date other than in accordance with the express provisions of the Credit Documents, (iv) extend or reduce the due date for or the amount of the scheduled payments of principal or interest on the Loans or the Fee, (v) amend the definition of Majority Lenders or any requirement that certain actions be taken only with the consent of a certain number of the Lenders, (vi) release any Guarantor or any collateral for the Loans, or (vii) modify or amend any provision of any Credit Document which by its terms requires the consent of all of the Lenders for amendment. From time to time upon Agent's request, each Lender shall execute and deliver such documents and instruments as may be reasonably necessary to enable Agent to effectively administer and service the Loan in its capacity as Agent and in the manner contemplated by the provisions of this Agreement. No amendment or agreement shall increase the Lender Commitment of any Lender without the written consent of such Lender.

     (c) All information provided to the Agent under or pursuant to the Credit Documents, and all rights of the Agent to receive or request information, or to inspect information or Property, shall be by the Agent on behalf of the Lenders. If any Lender requests that it be able to receive or request such information, or make such inspections, in its own right rather than through the Agent, the Borrower will cooperate with the Agent and such Lender in order to obtain such information or make such inspection as such Lender may reasonably require.

      (d) The Borrower shall be entitled to rely upon a written notice or a written response from the Agent as being pursuant to concurrence or consent of the Majority Lenders unless otherwise expressly stated in the Agent's notice or response.

     8.2 Reliance. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telecopy, telegram or cable) reasonably believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (which may be counsel for the Borrower), independent accountants and other experts selected by the Agent. The Agent shall not be required in any way to determine the identity or authority of any Person delivering or executing the same. As to any matters not expressly provided for by this Agreement or any other Credit Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and thereunder in accordance with instructions of the Majority Lenders, and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. If any order, writ, judgment or decree shall be made or entered by any court affecting the rights, duties and obligations of the Agent under this Agreement or any other Credit Document, then and in any of such events the Agent is authorized, in its sole discretion, to rely upon and comply with such order, writ, judgment or decree which it is advised by legal counsel of its own choosing is binding upon it under the terms of this Agreement, the relevant Credit Document or otherwise; and if the Agent complies with any such order, writ, judgment or decree, then it shall not be liable to any Lender or to any other Person by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

     8.3 Defaults. The Agent shall not be deemed to have constructive knowledge of the occurrence of a Default (other than the non-payment of principal of or interest on Loans) unless it has received notice from a Lender or the Borrower specifying such Default and stating that such notice is a "Notice of Default".
In the event that the Agent receives such a notice of the occurrence of a Default, or whenever the Agent has actual knowledge of the occurrence of a Default, the Agent shall give prompt written notice thereof to the Lenders (and shall give each Lender prompt notice of each such non-payment). The Agent shall (subject to Section 8.7 hereof) take such action with respect to such Default as shall be directed by the Majority Lenders and within its rights under the Credit Documents and at law or in equity, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, permitted hereby with respect to such Default as it shall deem advisable in the best interests of the Lenders and within its rights under the Credit Documents in order to preserve, protect or enhance the collectibility of the Loans, at law or in equity. Provided, however, that if there is an occurrence of an Event of Default, then in no event or under any circumstances shall any of the actions described in Sections 8.1(b)(i) through
(vii) of this Agreement be taken, without in each instance the written consent of Agent and all of the Lenders.

     8.4 Rights as a Lender. With respect to the Commitment and the Loans made, Agent, in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting in its agency capacity, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent may (without having to account therefor to any other Lender) as a Lender, and to the same extent as any other Lender, accept deposits from, lend money to and generally engage in any kind of banking, trust, letter of credit, agency or other business with the Borrower (and any of its Affiliates) as if it were not acting as the Agent but solely as a Lender. The Agent may accept fees and other consideration from the Borrower (in addition to the fees heretofore agreed to between the Borrower and the Agent) for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

     8.5 Indemnification. The Lenders agree to indemnify the Agent, its officers, directors, agents and Affiliates, ratably in accordance with each Lender's respective Percentage, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever (INCLUDING BUT NOT LIMITED TO, THE CONSEQUENCES OF THE NEGLIGENCE OF THE AGENT) which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any other Credit Document or any other documents contemplated by or referred to herein or therein, or the transactions contemplated hereby or thereby (including, without limitation, interest, penalties, reasonable attorneys' fees and amounts paid in settlement in accordance with the terms of this Section 8, but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, INCLUDING BUT NOT LIMITED TO THE NEGLIGENCE OF THE AGENT, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified, or from the Agent's default in the express obligations of the Agent to the Lenders provided for in this Agreement. The obligations of the Lenders under this Section 8.5 shall survive the termination of this Agreement and the repayment of the Obligations.

     8.6 Non-Reliance on Agent and Other Lenders. Each Lender agrees that it has received current financial information with respect to the Obligors and that it has, independently and without reliance on the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Obligors and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Credit Documents. The Agent shall not be required to keep itself informed as to the performance or observance by any Party of this Agreement or any of the other Credit Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrower or any Party except as specifically required by the Credit Documents. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder or the other Credit Documents, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower or any other Party (or any of their affiliates) which may come into the possession of the Agent.
Each Lender assumes all risk of loss in connection with its Percentage in the Loans to the full extent of its Percentage therein. The Agent assumes all risk of loss in connection with its Percentage in the Loans to the full extent of its Percentage therein.

     8.7 Failure to Act. Except for action expressly required of the Agent, as the case may be, hereunder, or under the other Credit Documents, the Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction by the Lenders of their indemnification obligations under Section 8.5 hereof against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

     8.8 Resignation of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, (i) the Majority Lenders without the consent of the Borrower shall have the right to appoint a successor Agent so long as such successor Agent is also a Lender at the time of such appointment and (ii) the Majority Lenders shall have the right to appoint a successor Agent that is not a Lender at the time of such appointment so long as the Borrower (if no Event of Default is then in existence) consents to such appointment (which consent shall not be unreasonably withheld). If no successor Agent shall have been so appointed by the Majority Lenders and accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, and with the consent of the Borrower which shall not be unreasonably withheld, appoint a successor Agent. Any successor Agent shall be an Eligible Institution. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations as Agent thereafter arising hereunder and under any other Credit Documents, but shall not be discharged from any liabilities for its actions as Agent prior to the date of discharge. Such successor Agent shall promptly specify by notice to the Borrower its principal office referred to in
Section 2.1 and Section 2.2 hereof. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 8 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

     8.9 No Partnership. Neither the execution and delivery of this Agreement nor any of the other Credit Documents nor any interest the Lenders, the Agent or any of them may now or hereafter have in all or any part of the Obligations shall create or be construed as creating a partnership, joint venture or other joint enterprise between the Lenders or among the Lenders and the Agent. The relationship between the Lenders, on the one hand, and the Agent, on the other, is and shall be that of principals and agent only, and nothing in this Agreement or any of the other Credit Documents shall be construed to constitute the Agent as trustee or other fiduciary for any Lender or to impose on the Agent any duty, responsibility or obligation other than those expressly provided for herein and therein.

9.   Miscellaneous.

     9.1 No Waiver, Amendments. No waiver of any Default shall be deemed to be a waiver of any other Default. No failure to exercise or delay in exercising any right or power under any Credit Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power preclude any further or other exercise thereof or the exercise of any other right or power. Except as may be prohibited by Section 8.1 hereof, no amendment, modification or waiver of any provision of any Credit Document shall be effective unless the same is in writing and signed by the Borrower and the Majority Lenders. No notice to or demand on the Borrower or any other Person shall entitle the Borrower or any other Person to any other or further notice or demand in similar or other circumstances.

     9.2 Notices. All notices under the Credit Documents shall be in writing and either (i) delivered against receipt therefor, or (ii) mailed by registered or certified mail, return receipt requested, in each case addressed as set forth herein, or to such other address as a party may designate. Notices shall be deemed to have been given (whether actually received or not) when delivered (or, if mailed, on the next Business Day). Provided, however, that as between the Agent and the Lenders and among the Lenders, notice may be given by telecopy or facsimile effective upon the earlier of actual receipt or confirmation of receipt by telephone.

     9.3 Venue. HARRIS COUNTY, TEXAS SHALL BE A PROPER PLACE OF VENUE TO ENFORCE PAYMENT OR PERFORMANCE OF THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS, UNLESS THE AGENT SHALL GIVE ITS PRIOR WRITTEN CONSENT TO A DIFFERENT VENUE. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS IN THE STATE OF TEXAS AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN ANY PROCEEDING ARISING OUT OF ANY OF THE CREDIT DOCUMENTS BY SERVICE OF PROCESS AS PROVIDED BY TEXAS LAW. THE BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY OF THE CREDIT DOCUMENTS IN THE DISTRICT COURTS OF HARRIS COUNTY, TEXAS, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF TEXAS, HOUSTON DIVISION, AND HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIMS THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE BORROWER (A) AGREES TO DESIGNATE AND MAINTAIN AN AGENT FOR SERVICE OF PROCESS IN THE STATE OF TEXAS IN CONNECTION WITH ANY SUCH SUIT, ACTION OR PROCEEDING AND TO DELIVER TO THE AGENT EVIDENCE THEREOF AND (B) IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY NOTICE GIVEN AS PROVIDED FOR IN THIS AGREEMENT. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT OR THE LENDERS TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER IN ANY JURISDICTION OR TO SERVE PROCESS IN ANY MANNER PERMITTED BY APPLICABLE LAW. THE BORROWER HEREBY IRREVOCABLY AGREES THAT ANY LEGAL ACTION OR PROCEEDING AGAINST THE AGENT OR ANY LENDER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE OTHER CREDIT DOCUMENTS SHALL BE BROUGHT AND MAINTAINED IN THE DISTRICT COURTS OF HARRIS COUNTY, TEXAS, OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF TEXAS, HOUSTON DIVISION.

     9.4 Choice of Law. THIS AGREEMENT, THE NOTES AND THE OTHER CREDIT DOCUMENTS HAVE BEEN NEGOTIATED, EXECUTED AND DELIVERED IN THE STATE OF TEXAS AND SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, INCLUDING ALL APPLICABLE FEDERAL LAW, FROM TIME TO TIME IN FORCE IN THE STATE OF TEXAS.

     9.5  Survival; Parties Bound; Successors and Assigns.
(a) All representations, warranties, covenants and agreements made by or on behalf of the Borrower in connection herewith shall survive the execution and delivery of the Credit Documents, shall not be affected by any investigation made by any Person, and shall bind the Borrower and its successors, trustees, receivers and assigns and inure to the benefit of the successors and assigns of the Agent and the Lenders; provided, however, that the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Agent and all of the Lenders, and any such assignment or transfer without such consent shall be null and void.

          (b) Subject to Sections 9.5(d) and (e) of this Agreement, a Lender may assign part of its Lender Commitment to an Eligible Institution so long as such assignment shall (1) include the voting rights and all other rights and obligations attributable thereto, and include a written assumption by the assignee of the assigning Lender's obligations under the Credit Documents, (2) require the written consent of the Borrower (so long as no Event of Default is then in existence) and the Agent, such consent not to be unreasonably withheld, (3) be in a minimum amount of $5,000,000.00 if assigned to a Person not already a Lender, (4) not reduce the Lender's Lender Commitment to an amount less than $5,000,000.00, and (5) include payment to the Agent by the Lender of a service fee for each assignment equal to $3,000.00.

          (c) Subject to Section 9.5(d) and (e) of this Agreement, a Lender may sell participating interests in any of its Loans to an Eligible Institution so long as such participation shall (1) limit the voting rights of the participant, if any, to the ability to vote for changes in the amount of the Commitment, the interest rate on the Loans, the amount of the Fee, the requirements for Guaranties and for collateral, and the Maturity Date, and (2) require written notice to the Agent and the Borrower but not any consent of the Agent, the Borrower or any other Lender. In connection with any sale of a participating interest made in compliance with this Agreement,
(i) the participating Lender shall continue to be liable for its Lender Commitment and its other obligations under the Credit Documents, (ii) the Agent, the Borrower and the other Lenders shall continue to deal solely and directly with the participating Lender in connection with such Lender's rights and obligations under the Credit Documents, and (iii) the participant may not require the participating Lender to take or refrain from taking any action under the Credit Documents that is in conflict with the terms and provisions of the Credit Documents.

        (d) A Lender may assign all or any part of its Loans or its Lender Commitment to an Affiliate of the Lender without written consent of the Agent and the Borrower.

          (e) Notwithstanding any provision hereof to the contrary, any Lender may assign and pledge all or any portion of its Lender Commitment and Loans to a Federal Reserve Bank; provided, however, that any such assignment or pledge shall not relieve such Lender from its obligations under the Credit Documents.

        (f) The term of this Agreement shall be until the final maturity of the Notes and the payment of all amounts due under the Credit Documents.

     9.6 Counterparts. This Agreement may be executed in several identical counterparts, and by the parties hereto on separate counterparts, and each counterpart, when so executed and delivered, shall constitute an original instrument, and all such separate counterparts shall constitute but one and the same instrument.

     9.7 Usury Not Intended; Refund of Any Excess Payments. It is the intent of the parties in the execution and performance of this Agreement to contract in strict compliance with the usury laws of the State of Texas and the United States of America from time to time in effect. In furtherance thereof, the Agent, the Lenders and the Borrower stipulate and agree that none of the terms and provisions contained in this Agreement or the other Credit Documents shall ever be construed to create a contract to pay for the use, forbearance or detention of money with interest at a rate in excess of the Ceiling Rate and that for purposes hereof "interest" shall include the aggregate of all charges which constitute interest under such laws that are contracted for, reserved, taken, charged or received under this Agreement. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Ceiling Rate, the Borrower, the Agent and the Lenders shall, to the maximum extent permitted under applicable law, (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest,
(b) exclude voluntary prepayments and the effects thereof, and
(c) "spread" the total amount of interest throughout the entire contemplated term of the Loans. The provisions of this paragraph shall control over all other provisions of the Credit Documents which may be in apparent conflict herewith.

     9.8 Captions. The headings and captions appearing in the Credit Documents have been included solely for convenience and shall not be considered in construing the Credit Documents.

     9.9  Severability.  If any provision of any Credit
Documents shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby.

     9.10 Disclosures. Every reference in the Credit Documents to disclosures of the Borrower to the Agent and the Lenders in writing, to the extent that such references refer to disclosures at or prior to the execution of this Agreement, shall be deemed strictly to refer only to written disclosures delivered to the Agent and the Lenders in an orderly manner concurrently with the execution hereof.

     9.11 Entire Agreement. THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS TOGETHER CONSTITUTE A WRITTEN AGREEMENT AND REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

                         PARKWAY PROPERTIES LP,
                         a Delaware limited partnership

                         By: Parkway Properties General Partners,
                         Inc., General Partner



                         By:     Steven G. Rogers
                         Name:   Steven G. Rogers
                         Title:  CEO & President



                         By:     Sarah P. Clark
                         Name:   Sarah P. Clark
                         Title:  Sr. VP, CFO, Treasurer & Secy.



                         Address:
                         188 E.Capitol St., Ste. 1000
                         Jackson, Mississippi 39201
                         Attention:  Chief Financial Officer

Parkway Properties, Inc. executes this Agreement solely to acknowledge and agree to Sections 5.2, 5.11(a), 6.3 and 6.8.
                         PARKWAY PROPERTIES, INC.

                         By:     Steven G. Rogers
                         Name:   Steven G. Rogers
                         Title:  CEO & President


                         By:     Sarah P. Clark
                         Name:   Sarah P. Clark
                         Title:  Sr. VP, CFO, Treasurer & Secy.
Lender Commitment: $15,000,000.00  CHASE BANK OF TEXAS, NA
Percentage: 10.000000000%          as Agent and as a Lender

                                   By:     Susan M. Tate
                                   Name:   Susan M. Tate
                                   Title:  Vice President
                                                       Address:
                                   712 Main Street
                                   Houston, Texas  77002
                                   Attention:  Manager, Real
                                   Estate Group

                                   Telephone No.: 713-216-1511
                                   Telecopy No.:  713-216-7713



Lender Commitment: $15,000,000.00  PNC BANK, NA
Percentage: 10.000000000%               Documentation Agent and
                                   as a Lender

                                   By:      Maureen A. Dunne
                                   Name:    Maureen A. Dunne
                                   Title:   Vice President

                                   By:
                                   Name:
                                   Title:
                                   Address:
                                   201 East Fifth St., 8th Floor
                                   Commercial Real Estate
                                   Cincinnati, Ohio 45201
                                   Attention: Maureen Dunne

                                   Telephone No.:  Maureen Dunne
                                                   513-651-8697
                                   Telecopy No:    513-651-8931


Lender Commitment: $13,000,000.00  AMSOUTH BANK
Percentage: 8.666666667%
                                   By:     Terry W. Howard
                                   Name:   Terry W. Howard
                                   Title:  Vice President


                                   Address:
                                   1900 Fifth Avenue North
                                   Commercial Real Estate, AST9
                                   Birmingham, Alabama  35201
                                   Attention:  Terry Howard
                                   Telephone No.:  Terry Howard
                                                   205-326-5651
                                   Telecopy No.:   205-326-4075



Lender Commitment: $13,000,000.00  FIRST NATIONAL BANK OF
Percentage: 8.666666667%           COMMERCE


                                   By:     Susan B. Bell
                                   Name:   Susan B. Bell
                                   Title:  Vice President




                                   Address:
                                   201 Saint Charles Avenue
                                   28th Floor
                                   New Orleans, Louisiana  70170
                                   Attention:  Cate Raymond
                                   Telephone No.:  Cate Raymond
                                                   504-623-1577
                                   Telecopy No.:   504-623-3616



Lender Commitment: $13,000,000.00  FIRST UNION NATIONAL BANK
Percentage: 8.666666667%
                                   By:     Rex E. Rudy      Name:
Rex E. Rudy
                                   Title:  Vice President


                                   Address:
                                   One First Union Center, TW6
                                   Charlotte, NC  28288
                                   Attention: Rex Rudy
                                   Telephone No.:  Rex Rudy
                                                   704-383-6506
                                   Telecopy No.:   704-383-6205



Lender Commitment: $13,000,000.00  SOUTHTRUST BANK, NA
Percentage: 8.666666667%
                                   By:      Sam Boroughs
                                   Name:    Sam Boroughs
                                   Title:   Assistant VP


                                   Address:
                                   420 N. 20th Street
                                   Corporate Banking, 11th Floor
                                   Birmingham, Alabama  35203
                                   Attention: Sam Boroughs

                                   Telephone No.:  Sam Boroughs
                                                   205-254-5039
                                   Telecopy No.:   205-254-5022




Lender Commitment: $13,000,000.00  WELLS FARGO BANK, NA
Percentage: 8.666666667%

                                   By:     Samuel Wammock
                                   Name:   Samuel Wammock
                                   Title:  Vice President

                                                       Address:
                                   2859 Paces Ferry Rd Ste 1805
                                   Atlanta, Georgia  30339
                                   Attention:  Sam Wammock

                                   Telephone No.: Sam Wammock
                                                  770-435-3800
                                   Telecopy No.:  770-435-2262
Lender Commitment: $10,000,000.00  COMPASS BANK
Percentage: 6.666666667%
                                   By:      Randy S. Baker
                                   Name:    Randy S. Baker
                                   Title:   Vice President


                                   Address:
                                   15 S. 20th St., Ste. 1500
                                   Birmingham, Alabama  35233
                                   Attention: Jo Paley
                                        Telephone No.:  Jo Paley
                                                   205-933-3851
                                   Telecopy No:    205-715-7994


Lender Commitment: $10,000,000.00  FIRST TENNESSEE BANK NA
Percentage: 6.666666667%
                                   By:     Daniel B. Neuschaefer
                                   Name:   Daniel B. Neuschaefer
                                   Title:  Vice President



                                   Address:
                                   Commercial Real Estate
                                   165 Madison Avenue, 1st Floor
                                   Memphis, Tennessee  38103
                                   Attention: Dan Neuschaefer

                                   Telephone No.: 901-523-4049
                                                  DanNeuschaefer
                                   Telecopy No:   901-523-4032

Lender Commitment: $10,000,000.00  HIBERNIA NATIONAL BANK
Percentage: 6.666666667%

                                   By:     Yancey Jones
                                   Name:   Yancey Jones
                                   Title:  Assistant V.P.




                                   By:
                                   Name:
                                   Title:



                                   Address:
                                   313 Carondelet
                                   New Orleans, Louisiana  70130
                                   Attention:  Yancey Jones

                                   Telephone No.:  Yancey Jones
                                                   504-533-5087
                                   Telecopy No:    504-533-2042


Lender Commitment: $7,500,000.00   COMERICA BANK
Percentage: 5.000000000%

                                   By:      Charles L. Weddell
                                   Name:    Charles L. Weddell
                                   Title:   Vice President



                                   Address:
                                   500 Woodward Avenue, MC3256
                                   Detroit, Michigan  48226
                                   Attention:  Charles Weddell
                                   Telephone No.: 313-222-3323
                                                 Charles Weddell
                                   Telecopy No:   313-222-9295


Lender Commitment: $7,500,000.00   FIRST AMERICAN NATIONAL BANK,
Percentage: 5.000000000%           operating as DEPOSIT GUARANTY
                                   NATIONAL BANK



                                   By:     Mark W. McDowell
                                   Name:   Mark W. McDowell
                                   Title:  Vice President



                                   Address:
                                   1 Jackson Place, Suite 250
                                   188 E. Capital Street
                                   Jackson, Mississippi  39201
                                   Attention:  Mark McDowell
                                   Telephone No.: 601-968-4945
                                                  Mark McDowell
                                   Telecopy No:   601-354-8035


Lender Commitment: $6,000,000.00   TRUSTMARK NATIONAL BANK
Percentage: 4.000000000%

                                   By:     Monica Day
                                   Name:   Monica Day
                                   Title:  Vice President



                                   Address:
                                   248 East Capitol, Suite 814
                                   Jackson, Mississippi  39205
                                   Attention:
                                   George Gunn/Monica Day
                                   Telephone No.:
                                   George Gunn/Monica Day
                                   601-949-6793/6735
                                   Telecopy No:   601-949-6823


Lender Commitment: $4,000,000.00   BANCORPSOUTH BANK
Percentage: 2.666666667%


                                   By:     Kenneth E. Farmer
                                   Name:   Kenneth E. Farmer
                                   Title:  Sr. Vice President



                                   Address:
                                   525 E. Capitol St., Ste. 300
                                   Jackson, MS 39215-1605
                                   Attention:   Ken Farmer
                                   Telephone No.:  Ken Farmer
                                                   601-944-3727
                                   Telecopy No:    601-944-3605





                           SCHEDULE I


                             TABLE 1

                     APPLICABLE MARGIN
 TOTAL LIABILITIES
  TO TOTAL ASSET       EURODOLLAR RATE     BASE RATE
    VALUE RATIO           BORROWING        BORROWING    FEE RATE
Less than 35%              1.125%              0          .20%
Greater than or            1.250%              0          .25%
equal to 35% but
less than 45%
Greater than or            1.375%              0          .25%
equal to 45%






                             TABLE 2

                     APPLICABLE MARGIN
    S&P RATING/        EURODOLLAR RATE     BASE RATE
  MOODY'S RATING          BORROWING        BORROWING    FEE RATE
BBB+/Baal                  0.875%              0          .15%
BBB/Baa2                   1.000%              0          .15%
BBB-/Baa3                  1.125%              0          .20%
Worse than BBB-            1.375%              0          .25%
/Baa3


                           SCHEDULE II

                        APPROVED MARKETS

Houston, Texas
Jackson, Mississippi
Atlanta, Georgia
Knoxville, Tennessee
Memphis, Tennessee
Columbia, South Carolina
Norfolk, Virginia
Richmond, Virginia
Winston-Salem, North Carolina
Fairfax County, Virginia and Tysons Corner, McLean and
Springfield, Virginia
Ft. Lauderdale, Florida
St. Petersburg, Florida
Charlotte, North Carolina
Little Rock, Arkansas
Greenville, South Carolina
Birmingham, Alabama
Indianapolis, Indiana




                          FORM OF NOTE

                            EXHIBIT C

______________________                  _____________7, 1998


     FOR VALUE RECEIVED PARKWAY PROPERTIES LP, a Delaware limited partnership (herein called "Maker") promises to pay to the order of ____________________, a _______________ ("Payee"), at the
offices of Chase Bank of Texas, National Association, a national banking association, as "Agent" under the Credit Agreement, at 712 Main Street, Houston, Texas 77002, or at such other place as the holder (the "Holder", whether or not Payee is such holder) of this note may hereafter designate in writing, in immediately available funds and in lawful money of the United States of America, the principal sum of _______________________________
Dollars (________________) (or the unpaid balance of all principal advanced against this note, if that amount is less), together with interest on the unpaid principal balance of this note from time to time outstanding at the Stated Rate and interest on all past due amounts, both principal and accrued interest, at the Past Due Rate; provided, that for the full term of this note the interest rate produced by the aggregate of all sums paid or agreed to be paid to the Holder of this note for the use, forbearance or detention of the debt evidenced hereby (including, but not limited to, all interest on this note at the Stated Rate) shall not exceed the Ceiling Rate.

1. Definitions. Any terms not defined herein shall have the meaning given to them in the Credit Agreement dated of even date herewith among the Maker, the Agent and certain other Lenders (as the same may be amended or modified the "Credit Agreement").

2. Rates Change Automatically and Without Notice. Without notice to Maker or any other person or entity and to the full extent allowed by applicable law from time to time in effect, the Prime Rate and the Ceiling Rate shall each automatically fluctuate upward and downward as and in the amount by which Agent's said prime rate, and such maximum nonusurious rate of interest permitted by applicable law, respectively, fluctuate.

3. Calculation of Interest. Interest shall be computed for the actual number of days elapsed in a year (up to 365, or 366 in a leap year) deemed to consist of 360 days, unless the Ceiling Rate would thereby be exceeded, in which event, to the extent necessary to avoid exceeding the Ceiling Rate, interest shall be computed on the basis of the actual number of days elapsed in the applicable calendar year in which it accrued.

4. Excess Interest Will be Refunded or Credited. If, for any reason whatever, the interest paid or received on this note during its full term produces a rate which exceeds the Ceiling Rate, the Holder of this note shall refund to the payor or, at the Holder's option, credit against the principal of this note such portion of that interest as shall be necessary to cause the interest paid on this note to produce a rate equal to the Ceiling Rate.

5. Interest Will be Spread. All sums paid or agreed to be paid to the Holder of this note for the use, forbearance or detention of the indebtedness evidenced hereby, to the extent permitted by applicable law and to the extent necessary to avoid violating applicable usury laws, shall be amortized, prorated, allocated and spread in equal parts throughout the full term of this note, so that the interest rate is uniform throughout the full term of this note.

6. Payment Schedule. The principal of this note shall be due and payable on the Maturity Date. Accrued and unpaid interest shall be due and payable on each Interest Payment Date.
All payments shall be applied first to accrued interest, the balance to principal.

7. Prepayment. Maker may prepay this note only as provided in the Credit Agreement.

8. Revolving Credit. Upon and subject to the terms and conditions of the Credit Agreement and the other provisions of this note, Maker may borrow, repay and reborrow against this note at any time unless and until a default (however designated) or event (an "Event of Potential Default") which, if not cured after notice or before the lapse of time (or both) would develop into a default under this note, the Credit Agreement or any other Credit Documents has occurred which the Holder has not declared to have been fully cured or waived, and (except as the Credit Agreement or any of the other Credit Documents may otherwise provide) there is no limit on the number of advances against this note so long as the total unpaid principal of this note at any time outstanding does not exceed the Payee's Lender Commitment. Interest on the amount of each advance against this note shall be computed on the amount of the unpaid balance of that advance from the date it is made until the date it is repaid. If Maker's right (if any) to borrow against this note shall ever lapse because of the occurrence of any default, it shall not be reinstated (or construed from any course of conduct or otherwise to have been reinstated) unless and until the Holder shall declare in a signed writing that it has been cured or waived.
The unpaid principal balance of this note at any time shall be the total of all principal lent against this note to Maker or for Maker's account less the sum of all principal payments and permitted prepayments on this note received by the Holder.
Absent manifest error, the Holder's computer records shall on any day conclusively evidence the unpaid balance of this note and its advances and payments history posted up to that day. All loans and advances and all payments and permitted prepayments made on this note may be (but are not required to be) endorsed by the Holder on the schedule attached hereto (which is hereby made a part hereof for all purposes) or otherwise recorded in the Holder's computer or manual records; provided, that any Holder's failure to make notation of (a) any principal advance or accrual of interest shall not cancel, limit or otherwise affect Maker's obligations or any Holder's rights with respect to that advance or accrual, or (b) any payment or permitted prepayment of principal or interest shall not cancel, limit or otherwise affect Maker's entitlement to credit for that payment as of the date of its receipt by the Holder. Maker and Payee expressly agree, as expressly allowed by Chapter 346 of the Texas Finance Code, that Chapter 346 (which relates to open-end line of credit revolving loan accounts) shall not apply to this note or to any loan evidenced by this note and that neither this note nor any such loan shall be governed by Chapter 346 or subject to its provisions in any manner whatsoever.

9. Credit Agreement. This note has been issued pursuant to the terms of the Credit Agreement, to which reference is made for all purposes. Advances against this note by Payee or other Holder hereof shall be governed by the Credit Agreement. Payee is entitled to the benefits of the Credit Agreement. As additional security for this note, Maker hereby grants to Payee and all other present and future Holders an express lien against, security interest in and contractual right of setoff in and to, all property and any and all deposits (general or special, time or demand, provisional or final) at any time held by the Payee or other Holder for any Maker's credit or account.

10. Defaults and Remedies. Time is of the essence. Maker's failure to pay any principal or accrued interest owing on this note when due and after expiration of any applicable period for notice and right to cure such a default which is specifically provided for in the Credit Agreement or any other provision of this note, or the occurrence of any default under the Credit Agreement or any other Credit Documents shall constitute default under this note, whereupon the Holder may elect to exercise any or all rights, powers and remedies afforded (a) under the Credit Agreement and all other papers related to this note and (b) by law, including the right to accelerate the maturity of this entire note.

     In addition to and cumulative of such rights, the Holder is hereby authorized at any time and from time to time after any such default, at Holder's option, without notice to Maker or any other person or entity (all rights to any such notice being hereby waived), to set off and apply any and all of any Maker's deposits at any time held by the Holder, and any other debt at any time owing by the Holder to or for the credit or account of any Maker, against the outstanding balance of this note, in such order and manner as Holder may elect in its sole discretion.

     The Holder's right to accelerate this note on account of any late payment or other default shall not be waived or deemed waived by the Holder by reason of the Holder's having previously accepted one or more late payments or by reason of any Holder's otherwise not accelerating this note or exercising other remedies for any default, and no Holder shall ever be obligated or deemed obligated to notify Maker or any other person that Holder is requiring strict compliance with this note or any papers securing or otherwise relating to it before such Holder may accelerate this note or exercise any other remedy.

11. Legal Costs. If any Holder of this note retains an attorney in connection with any such default or to collect, enforce or defend this note or any papers intended to secure or guarantee it in any lawsuit or in any probate, reorganization, bankruptcy or other proceeding, or if Maker sues any Holder in connection with this note or any such papers and does not prevail, then Maker agrees to pay to each such Holder, in addition to principal and interest, all reasonable costs and expenses incurred by such Holder in trying to collect this note or in any such suit or proceeding, including reasonable attorneys' fees.

12. Waivers. Except only for any notices which are specifically required by the Credit Agreement, Maker and any and all co-makers, endorsers, guarantors and sureties severally waive notice (including, but not limited to, notice of intent to accelerate and notice of acceleration, notice of protest and notice of dishonor), demand, presentment for payment, protest, diligence in collecting and the filing of suit for the purpose of fixing liability and consent that the time of payment hereof may be extended and re-extended from time to time without notice to any of them. Each such person agrees that his, her or its liability on or with respect to this note shall not be affected by any release of or change in any guaranty or security at any time existing or by any failure to perfect or maintain perfection of any lien against or security interest in any such security or the partial or complete unenforceability of any guaranty or other surety obligation, in each case in whole or in part, with or without notice and before or after maturity.

13. Rate of Return Maintenance Covenant. If at any time after the date of this note, any Holder determines that (a) any applicable law, rule or regulation regarding capital adequacy of general applicability has been adopted or changed, or (b) its interpretation or administration by any governmental authority, central bank or comparable agency has changed, and determines that such change or the Holder's compliance with any request or directive regarding capital adequacy of general applicability (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Holder's capital as a consequence of its obligations under this note or any related papers to a level below that which the Holder could have achieved but for such adoption, change or compliance (taking into consideration the Holder's own capital adequacy policies) by an amount the Holder deems to be material, then Maker promises to pay from time to time to the order of the Holder such additional amount or amounts as will compensate the Holder for such reduction. A certificate of any Holder setting forth the amount or amounts necessary to compensate the Holder as specified above shall be given to Maker as soon as practicable after the Holder has made such determination and shall be conclusive and binding, absent manifest error. Maker shall pay the Holder the amount shown as due on any such certificate within 15 days after the Holder gives it. In preparing such certificate, the Holder may employ such assumptions and make such allocations of costs and expenses as the Holder in good faith deems reasonable and may use any reasonable averaging and attribution method. Section 3.8(b) of the Credit Agreement shall apply to the charges assessed under this Section.

14.  Governing Law, Jurisdiction and Venue.  THIS NOTE SHALL BE
GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE
STATE OF TEXAS AND THE UNITED STATES OF AMERICA FROM TIME TO TIME
IN EFFECT.

15. General Purpose of Loan. Maker warrants and represents to Payee and all other Holders that all loans evidenced by this note are and will be for business, commercial, investment or other similar purpose and not primarily for personal, family, household or agricultural use, as such terms are used in Chapter One.

16. Participations and Assignments. Payee and each other Holder reserves the right to sell participations, assign interests or both, in all or any part of this note or the debt evidenced by this note, in accordance with the Credit Agreement.

                                   PARKWAY PROPERTIES LP,
                                   a Delaware limited
                                   partnership

                                   By:  Parkway Properties
                                   General Partners, Inc.,
                                   General Partner

                                   By:
                                   Name:
                                   Title:


                                   By:
                                   Name:
                                   Title: